As filed with the Securities and Exchange Commission on August 21, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	7812	20-4118216
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 N. Canon Drive, Suite 305

Beverly Hills, CA 90210

310-273-4222

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew Heyward

Chief Executive Officer

Genius Brands International, Inc.

301 N. Canon Drive, Suite 305

Beverly Hills, CA 90210

310-273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harvey Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Tel: 212-930-9700 Fax: 212-930-9725	Robert F. Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: 212-370-1300 Fax: 212-370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units consisting of: (i) Common Stock, $0.001 par value per share (2)(3)	$13,800,000	$1,603.56
(ii) Warrants to purchase Common Stock (2)(3)(4) Common Stock issuable upon exercise of Warrants to Purchase Common Stock	– 16,560,000	– 1,924.27
Underwriter’s Common Stock Purchase Warrants(5)
Shares of Common Stock underlying Underwriter’s Common Stock Purchase Warrants (2)(6)	1,440,000	167.33
Total	$31,800,000	$3,695.16

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes securities the underwriter has the option to purchase to cover over-allotments, if any.
(4)	No additional fee is payable pursuant to Rule 457 under the Securities Act.
(5)	We have agreed to issue warrants representing an aggregate of 10% of the shares issued in the offering (the “Underwriter’s Warrants”) to the underwriter. Resales of the Underwriter’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares issuable upon exercise of the Underwriter’s Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.” No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(6)	Represents 10% of the shares to be sold in this offering excluding shares that may be sold upon exercise of the underwriter’s over-allotment option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 21, 2015

Units

Genius Brands International, Inc. is offering  Units, each Unit consisting of one share of common stock and one warrant to purchase one share of common stock. The Units will not be certificated and the shares of common stock and warrants will trade initially as a Unit, and will trade separately not later than 90 days from the date hereof, or earlier with the underwriter’s consent.

Our common stock is quoted on the OTCQB under the symbol “GNUS”. On August 20, 2015, the last reported sale price for our common stock on the OTCQB was $2.08 per share. We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “___”. No assurance can be given that our application will be approved.

Each warrant is exercisable for one share of common stock. The warrants are immediately exercisable upon issuance in this public offering at an initial exercise price of         % of the public offering price of one Unit in this offering. The warrants will expire on the ___ year anniversary of the date of issuance.

The shares of common stock issuable from time to time upon the exercise of the warrants are also being offered pursuant to this prospectus.

Our business and an investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Unit		Total
Public offering price	$		$
Underwriting discount (1)	$		$
Proceeds, before expenses, to us	$		$

(1) The underwriter will receive compensation in addition to the underwriting discount, including warrants and reimbursement of certain expenses. See “Underwriting” beginning on page 36 of this prospectus for a description of the compensation payable to the underwriter.

We have granted a [45]-day option to the underwriter to purchase up to an additional _____ shares of common stock and/or additional warrants to purchase up to ____ additional shares of common stock or any combination thereof from us at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.

The underwriter expects to deliver the Units against payment therefor on or about               , 2015.

Chardan Capital Markets, LLC

The date of this prospectus is      , 2015

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriter has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes contained elsewhere in this prospectus. References in this prospectus to “we,” “us,” “our”, the “Company” and similar words, refer to Genius Brands International, Inc. and its wholly-owned subsidiary, A Squared Entertainment LLC, unless the context otherwise indicates.

Overview

Genius Brands International, Inc. is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), we produce original content and license the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

We own a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning  Baby Genius,  Warren Buffett's  Secret Millionaires Club, Thomas Edison's Secret Lab  and  Stan Lee's Mighty 7, the first project from  Stan Lee Comics, LLC, a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to our wholly-owned brands, we also act as licensing agent for certain brands, leveraging our existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; and Celessence Technologies, the world's leading microencapsulation company.

On April 2, 2014, we filed a Certificate of Amendment to our Articles of Incorporation to effect a one-for-one-hundred reverse split of our common stock (the “Reverse Split”). All per share amounts referenced herein are reflective of the Reverse Split.

Products

Original Content

We own and produce original content that is meant to entertain and enrich toddlers to tweens. We have found it generally requires a period of three years from the inception of an idea, through production of the content and development and distribution of a range of consumer products to retail, creating an inevitable lag between the creation of the intellectual property to the realization of economic or accounting benefit of those assets. Our goal is to maintain a robust and diverse portfolio of brands, appealing to various interests and ages, featuring evergreen topics with global appeal. Our portfolio of intellectual property can be licensed, re-licensed, and exploited for years to come, with revenue derived from multiple sources and territories.

Licensing Agent

Augmenting our original content, we act as an agent for established brands which maximizes the existing infrastructure while creating incremental sources of revenue for us without additional overhead:

•	Psycho Bunny: Inspired by the 17th-century maritime marauders and secret societies such as the infamous Skull & Bones, Psycho Bunny creates timeless wardrobe essentials that couple refined English tailoring with bold American design. Currently available in limited product categories in upscale department stores, we are expanding this popular brand to additional product lines, new retail outlets, and additional international territories. We have already signed licensees for headwear and footwear.
•	From Frank: Already a popular line of greeting cards, we are expanding the brand into new product categories and have already signed licensees for publishing, stationery, gifts, lottery and more.
•	Celessence: Celessence’s microencapsulation technology releases fragrance and is used to scent products including socks, stationery, toys, bedding and pillows. We are licensing this technology to a range of products from homewares, bedding, fragrance, automotive, pets, apparel and more.
•	Llama Llama: With 9.4 million units in print, Anna Dewdney's Llama Llama books have all been New York Times bestsellers, with several titles claiming the #1 spot. Her work has been translated into eight languages. Praised as a “geographer extraordinaire of the emotional terrain of preschoolers and their mothers” (Chicago Tribune), Dewdney's soothing tales are synonymous with calming early childhood anxiety. Llama Llama Red Pajama was chosen as Jumpstart's Read for the Record book in 2011, setting the world record for the most reads of a particular book on one day. Dewdney is an outspoken advocate for literacy and many states and non-profits use her books for literacy campaigns and programs, including the Library of Congress.

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Company Information

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. Our principal executive offices are located at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Reverse Split

We intend to effect a reverse split of our common stock at a ratio of not less than one-for-two and not more than one-for-five prior to commencement of this offering. All share amounts in this prospectus will give effect to this reverse split.

Risks Associated With This Offering

Our business and an investment in our securities is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

•	We have incurred net losses since inception.

•	Inaccurately anticipating changes and trends in popular culture, media and movies, fashion, or technology can negatively affect our sales.

•	If we are unable to compete effectively with existing or new competitors, our sales and market share could decline.

•	Failure to successfully market or advertise our products could have an adverse effect on our business, financial condition and results of operations.

•	Our common stock may be affected by limited trading volume and price fluctuations which could adversely impact the value of our common stock.

•	We do not expect to pay dividends in the future and any return on investment may be limited to the value of our common stock.

•	Additional stock offerings in the future may dilute your percentage ownership of our company.

•	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

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Summary of the Offering

Securities offered by us

Units, each Unit consisting of one share of common stock and one warrant to purchase one share of common stock. The Units will not be certificated and the shares of common stock and warrants will trade initially as a Unit, and will trade separately not later than 90 days from the date hereof, or earlier with the underwriter’s consent.

Each warrant is exercisable for one share of common stock. The warrants are immediately exercisable upon issuance in this public offering at an initial exercise price of      % of the public offering price of one Unit in this offering. The warrants will expire on the        anniversary of the date of issuance, and will not be listed on any securities exchange.

The shares of common stock issuable from time to time upon the exercise of the warrants are also being offered pursuant to this prospectus.

Common stock to be outstanding after this offering	shares. If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be .

Over-allotment option	We have granted a [45]-day option to the underwriter to purchase up to additional shares of common stock and/or warrants solely to cover over-allotments, if any.

Use of proceeds	We expect to use the net proceeds received from this offering for working capital and general corporate purposes and possibly acquisitions of other companies, content, products or technologies, though no such acquisitions are currently contemplated. See “Use of Proceeds”.

Underwriter’s Warrants	We have agreed to issue to the underwriter, warrants to purchase up to the number of shares of our common stock equal to 10% of the aggregate number of shares sold in this offering. The warrants are exercisable at a per share price equal to $______, at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering.

Risk factors	See “Risk Factors” beginning on page 5 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTCQB trading symbol of common stock	GNUS

Proposed NASDAQ Capital Market trading symbol of our common stock	We intend to apply to list of our common stock on the NASDAQ Capital Market under the symbol “ ”. There can be no assurance that our application will be approved.

Unless we indicate otherwise, all information in this prospectus:

•	is based on 6,529,450 shares of common stock issued and outstanding as of July 15, 2015;

•	assumes no exercise by the underwriter of its option to purchase up to an additional shares of common stock and/or warrants to cover over-allotments, if any;

•	excludes 300,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.00 per share as of July 15, 2015;

•	excludes 2,845,000 shares of our common stock issuable upon conversion of 5,690 outstanding shares of Series A Convertible Preferred Stock as of July 15, 2015; and

•	excludes shares of common stock underlying the warrants to be issued to the underwriter in connection with this offering.

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Summary Consolidated Financial Data

The following table sets forth our (i) summary statement of operations data for the years ended December 31, 2014 and 2013 derived from our audited financial statements and related notes included elsewhere in this prospectus, (ii) summary statement of operations data for the six months ended June 30, 2015 and 2014 derived from our unaudited financial statements included elsewhere in this prospectus, and (iii) summary consolidated balance sheet data as of June 30, 2015 (actual and pro forma) derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The results indicated below are not necessarily indicative of our future performance. You should read this information together with the sections entitled “Capitalization”, “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Information:

	Year Ended December 31, 2014	Year ended December 31, 2013
Sales	$925,788	$2,556,538
Net (loss)	$(3,728,599)	$(7,216,031)
Net (loss) per share (basic and diluted)	$(0.60)	$(5.10)
Weighted average shares of common stock	$6,254,497	$1,413,631

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Revenue	$430,249	$393,478
Net (loss)	$(1,624,117)	$(1,994,792)
Net (loss) per share (basic and diluted)	$(0.25)	$(0.33)
Weighted average shares of common stock	$6,431,494	$6,126,292

Balance Sheet Information:

	December 31, 2014	December 31, 2013
Working capital (deficit)	$2,514,132	$(490,732)
Total assets	$17,325,014	$14,592,177
Total liabilities	$3,604,766	$3,096,075
Accumulated (deficit)	$(21,152,654)	$(17,424,055)
Stockholders' equity	$13,720,248	$11,496,102

	June 30, 2015 (actual)	June 30, 2015 (pro forma) (1)
Working capital	$994,025	$
Total assets	$16,442,292	$
Total liabilities	$4,333,842		$4,333,842
Accumulated (deficit)	$(22,776,771)		$(22,776,771)
Stockholders' equity	$12,108,450	$

(1) Pro form amounts give effect to the sale of the Units in this offering at the assumed public offering price of $ per Unit (the closing price of our common stock on _______, 2015) after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Business

We have incurred net losses since inception.

We have a history of operating losses and incurred net losses in each fiscal quarter since our inception. For the six months ended June 30, 2015, we generated revenues of $430,249 and incurred a net loss of $1,624,117. For the year ended December 31, 2014, we generated revenues of $925,788 and incurred a net loss of $3,728,599, while for the previous year, we generated revenue of $2,556,538 and incurred a net loss of $7,216,031. These losses, among other things, have had an adverse effect on our results of operations, financial condition, stockholders’ equity, net current assets and working capital.

We will need to generate additional revenue to achieve profitability. We have already achieved significant cost savings and are beginning to generate revenues derived from our existing properties, properties in production, new brands being introduced into the marketplace, the re-launch of Baby Genius, and incremental revenue derived from the licensing business we manage on behalf of our clients. However, the ability to sustain these revenues and generate significant additional revenues or achieve profitability will depend upon numerous factors some of which are outside of our control.

We may need additional capital to fund our growing operations.  If we are not able to obtain sufficient capital, we may then be forced to limit the scope of our operations.

We expect that as our business continues to grow we may need additional working capital. While we believe that we will be able to fund our business through operating cash flows generated though our enhanced business model, if these cash flows are less than anticipated or do not come to fruition in the time horizon we anticipate, we will require additional debt and /or equity financing to sustain our operations. If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business, and we will have to modify our business plans accordingly. These factors could have a material adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we could be forced to cease our activities and dissolve. In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations.

Our ability to raise financing through sales of equity securities depends on general market conditions and the demand for our common stock. We may be unable to raise adequate capital through sales of equity securities, and if our stock has a low market price at the time of such sales, our existing stockholders could experience substantial dilution. If adequate financing is not available or unavailable on acceptable terms, we may find we are unable to fund expansion, continue offering products and services, take advantage of acquisition opportunities, develop or enhance services or products, or to respond to competitive pressures in the industry which may jeopardize our ability to continue operations.

Our revenues and results of operations may fluctuate from period to period.

Cash flow and projections for any entertainment company producing original content can be expected to fluctuate until the animated content and ancillary consumer products are in the market and could fluctuate thereafter even when the content and products are in the marketplace. There is significant lead time in developing and producing animated content before that content is in the marketplace. Unanticipated delays in entertainment production can delay the release of the content into the marketplace. Structured retail windows that dictate when new products can be introduced at retail are also out of our control. While we believe we have mitigated this in part by creating a slate of properties at various stages of development or production as well as representing certain established brands which contribute immediately to cash flow, any delays in the production and release of our content and products or any changes in the preferences of our customers could result in lower than anticipated cash flows.

As with our cash flows, our revenues and results of operations depend significantly upon the appeal of our content to our customers, the timing of releases of our products and the commercial success of our products, none of which can be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate from period to period. The results of one period may not be indicative of the results of any future period. Any quarterly fluctuations that we report in the future may not match the expectations of market analysts and investors. This could cause the price of our common stock to fluctuate.

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Production cost will be amortized according to the individual film forecasting methodology. If estimated remaining revenue is not sufficient to recover the unamortized production costs, the unamortized production costs will be written down to fair value. In any given quarter, if we lower our previous forecast with respect to total anticipated revenue, we will be required to adjust amortization of related production costs. These adjustments would adversely impact our business, operating results and financial condition.

Changes in the United States, global or regional economic conditions could adversely affect the profitability of our business.

A decrease in economic activity in the United States or in other regions of the world in which we do business could adversely affect demand for our products, thus reducing our revenue and earnings. A decline in economic conditions could reduce demand for and sales of our products. In addition, an increase in price levels generally, or in price levels in a particular sector, could result in a shift in consumer demand away from the animated content and consumer products we offer, which could also decrease our revenues, increase our costs, or both.

Inaccurately anticipating changes and trends in popular culture, media and movies, fashion, or technology can negatively affect our sales.

While trends in the toddler to tween sector change quickly, we respond to trends and developments by modifying, refreshing, extending, and expanding our product offerings on an on-going basis. However, we operate in extremely competitive industries where the ultimate appeal and popularity of content and products targeted to this sector can be difficult to predict. We believe our focus on “content and products with a purpose” serves an underrepresented area of the toddler to tween market; however, if the interest of our audience trends away from our current properties toward other offerings based on current media, movies, animated content or characters, and if we fail to accurately anticipate trends in popular culture, movies, media, fashion, or technology, our products may not be accepted by children, parents, or families and our revenues, profitability, and results of operations may be adversely affected.

If we are unable to compete effectively with existing or new competitors, our sales and market share could decline.

The industries in which we operate are competitive, and our results of operations are sensitive to, and may be adversely affected by, competitive pricing, promotional pressures, additional competitor offerings and other factors, many of which are beyond our control. Indirectly through our licensing arrangements, we compete for retailers as well as other outlets for the sale and promotion of our licensed merchandise. Our primary competition comes from competitors such as The Walt Disney Company, Nickelodeon Studios, and the Cartoon Network.

We have sought a competitive advantage by providing “content and products with a purpose” which are both entertaining and enriching for children and offer differentiated value that parents seek in making purchasing decisions for their children. While we do not believe that this value proposition is specifically offered by our competitors, our competitors have greater financial resources and more developed marketing channels than we do which could affect our ability, through our licensees, to secure shelf space thereby decreasing our revenues or affecting our profitability and results of operations.

The production of our animated content is accomplished through third-party production and animation studios around the world, and any failure of these third-parties could negatively impact our business.

As part of our business model, to manage cash flows, we have partnered with a number of third-party production and animation studios around the world for the production of our new content in which these partners fund the production of the content in exchange for a portion of revenues generated in certain territories. We are reliant on our partners to produce and deliver the content on a timely basis meeting the predetermined specifications for that product. The delivery of inferior content could result in additional expenditures by us to correct any problems to ensure marketability. Further, delays in the delivery of the finished content to us could result in our failing to deliver the product to broadcasters to which it has been pre-licensed. While we believe we have mitigated this risk by aligning the economic interests of our partners with ours and managing the production process remotely on a daily basis, any failures or delays from our production partners could negatively affect our profitability.

If we fail to honor our obligations under the terms of our third party supply agreements, our business may be adversely affected.

In early 2014, we entered into an exclusive 3-year arrangement with Sony DADC US Inc. which gives Sony the right to fulfill our DVD and CD duplication requirements for our product. In consideration for these exclusive rights we received an initial marketing support payment of $750,000 with an additional $750,000 paid in February 2015. Sony will recoup the marketing support payment through a premium on the physical media unit costs. We are obligated to repay a pro-rata portion of the marketing support payment if we do not order a minimum number of DVD/CD units during the term. However, while we believe the minimum order threshold is achievable over the term based on our existing properties and properties currently in production or in development, if we does not meet the minimum order threshold we would be obligated to repay any outstanding balances in 2017 and to do so may require it to divert funds from operations which may have a material adverse effect on its business.

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Failure to successfully market or advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our products are marketed worldwide through a diverse spectrum of advertising and promotional programs. Our ability to sell products is dependent in part upon the success of these programs. If we or our licensees do not successfully market our products or if media or other advertising or promotional costs increase, these factors could have an adverse effect on our business, financial condition, and results of operations.

In addition, the availability of retailer programs relating to product placement, co-op advertising and market development funds, and our ability and willingness to pay for such programs, are important with respect to promoting our properties. In addition, although we may have agreements for the advertising and promotion of our products through our licensees, we will not be in direct control of those marketing efforts and those efforts may not be done in a manner that will maximize sales of our products and may have a material adverse effect on our business and operations.

We may not be able to keep pace with technological advances.

The entertainment industry in general, and the music and motion picture industries in particular, continue to undergo significant changes, primarily due to technological developments. Because of the rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, distributing entertainment programming. As it is also impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, if we are not able to keep pace with these technological advances, our revenues, profitability and results from operations may be materially adversely affected.

Loss of key personnel may adversely affect our business.

Our success greatly depends on the performance of our executive management team, including Andrew Heyward, our Chief Executive Officer and Amy Moynihan Heyward, our President. The loss of the services of any member of our core executive management team or other key persons could have a material adverse effect on our business, results of operations and financial condition.

Our management team currently owns a substantial interest in our voting stock.

Our officers and directors control a substantial portion of our voting securities. Therefore, our management may significantly affect the outcome of all corporate actions and decisions for an indefinite period of time including election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock.

Litigation may harm our business or otherwise distract management.

Substantial, complex or extended litigation could cause us to incur large expenditures and could distract management. For example, lawsuits by licensors, consumers, employees or stockholders could be very costly and disrupt business.  While disputes from time to time are not uncommon, we may not be able to resolve such disputes on terms favorable to us.

Our vendors and licensees may be subject to various laws and government regulations, violation of which could subject these parties to sanctions which could lead to increased costs or the interruption of normal business operations that could negatively impact our financial condition and results of operations.

Our vendors and licensees may operate in a highly regulated environment in the US and international markets. Federal, state and local governmental entities and foreign governments may regulate aspects of their businesses, including the production or distribution of our content or products. These regulations may include accounting standards, taxation requirements (including changes in applicable income tax rates, new tax laws and revised tax law interpretations), product safety and other safety standards, trade restrictions, regulations regarding financial matters, environmental regulations, advertising directed toward children, product content, and other administrative and regulatory restrictions. While we believe our vendors and licensees take all the steps necessary to comply with these laws and regulations, there can be no assurance that they are compliant or will be in compliance in the future. Failure to comply could result in monetary liabilities and other sanctions which could increase our costs or decrease our revenue resulting in a negative impact on our business, financial condition and results of operations.

7

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete in the animated content and entertainment industry depends, in part, upon successful protection of our proprietary and intellectual property. We protect our property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited, or no, practical protection in some jurisdictions. It may be possible for unauthorized third parties to copy and distribute our productions or portions of our productions. In addition, although we own most of the music and intellectual property included in our products, there are some titles which the music or other elements are in the public domain and for which it is difficult or even impossible to determine whether anyone has obtained ownership or royalty rights. It is an inherent risk in our industry that people may make such claims with respect to any title already included in our products, whether or not such claims can be substantiated. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the resulting diversion of resources could have an adverse effect on our business, operating results or financial condition.

Risks Related to Our Common Stock and This Offering

Our common stock may be affected by limited trading volume and price fluctuations which could adversely impact the value of our common stock.

Trading in our common stock can fluctuate significantly and there can be no assurance that an active trading market will either develop or be maintained. Our common stock is expected to continue to experience significant price and volume fluctuations. This trading activity could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that our stock price will decline in the future. We cannot predict the actions of market participants or the stock market as a whole. We can offer no assurances that the market for our common stock will be stable or that our stock price will fluctuate in a manner that is consistent with our operating results.

We do not expect to pay dividends in the future and any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our common stock may be less valuable because the return on investment will only occur if its stock price appreciates.

The warrants are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $___ per share, prior to years from the date of issuance after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 10,000,000 shares of blank check preferred stock, 6,000 shares of which have been designated Series A Convertible Preferred Stock (see “Description of Securities”). Any additional preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

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Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes and possibly acquisitions of other companies, content, products or technologies, though no such acquisitions are currently contemplated. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Additional stock offerings in the future may dilute your percentage ownership of our company.

Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of Units offered in this offering at an assumed public offering price of $ per Unit (the closing price of a share of our common stock on , 2015), and after deducting the underwriter’s discount and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $ per share. In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these options or warrants are ultimately exercised, you will sustain future dilution.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the section of this prospectus entitled “Risk Factors”. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, except as may be required under applicable securities laws. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Management believes such third party sources are reliable, but there can be no assurance that such data is in fact accurate.

You should review carefully the section entitled “Risk Factors” for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Units offered pursuant to this prospectus will be approximately $      million, or approximately $       million if the underwriter exercises in full its option to purchase additional shares and/or additional warrants, after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering for a combination of both general corporate purposes, which may include product development costs, marketing and sales, expansion of our development capabilities, and working capital and possibly acquisitions of other companies, content, products or technologies, though no such acquisitions are currently contemplated.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the OTCQB under the symbol “GNUS”. We intend to apply to listing our common stock on the NASDAQ Capital Market. No assurance can be given that our application will be approved.

The following table sets forth the range of high and low bid prices of our common stock as reported and summarized on the OTCQB for the periods indicated. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Quarter Ending	Quarter High	Quarter Low

3/31/2013	$11.00	$5.60
6/30/2013	$13.00	$4.50
9/30/2013	$8.00	$1.00
12/31/2013	$7.50	$2.30
3/31/2014	$4.90	$2.90
6/30/2014	$4.05	$2.67
9/30/2014	$2.95	$1.71
12/31/2014	$2.08	$1.33
3/31/2015	$3.00	$1.50
6/30/2015	$3.35	$1.53
9/30/2015 (as of August 20, 2015)	$2.22	$1.75

As of July 15, 2015, there were approximately 181 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization, as of June 30, 2015:

•	on an actual basis; and

•	on a pro forma basis to give effect to the sale of the Units in this offering at the assumed public offering price of $_____ per Unit, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

You should consider this table in conjunction with our financial statements and the notes to those financial statements included elsewhere in this prospectus.

	June 30, 2015
	(Actual)	(Pro forma)

Preferred Stock, $.001 par value, 10,000,000 shares authorized; 6,000 shares issued and outstanding	$6	$
Common stock; $0.001 par value; 700,000,000 shares authorized, 6,529,450 shares issued and outstanding actual , _________ shares issued and outstanding pro forma	6,530

Additional paid-in capital	34,878,685
Accumulated deficit	(22,776,771)
Total stockholders’ equity	$12,108,450	$

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DILUTION

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per Unit (without assigning any value to the warrants being sold) and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of June 30, 2015 was $(205,691) or approximately $(0.03) per share of common stock, based upon 6,529,450 shares outstanding as of June 30, 2015. After giving effect to the sale of the Units in this offering at the assumed public offering price of $_____ per Unit and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma net tangible book value at June 30, 2015 would have been approximately $_______ or $_____ per share. This represents an immediate increase in pro forma net tangible book value of approximately $_____ per share to our existing stockholders, and an immediate dilution of $______ per share to investors purchasing securities in this offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per Unit			$
Net tangible book value per share as of June 30, 2015		$(0.03)
Increase in net tangible book value per share attributable to this offering	$
Pro forma net tangible book value per share after this offering			$
Amount of dilution in net tangible book value per share to new investors in this offering			$

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the pro forma net tangible book value will increase to $_____ per share, representing an immediate increase to existing stockholders of $_____ per share and an immediate dilution of $_____ per share to new investors. If any shares are issued upon exercise of outstanding options or warrants, or conversion of outstanding convertible preferred stock, new investors will experience further dilution.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

The MD&A is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make certain estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Results of Operations

Comparison of Results of Operations for the Three months Ended June 30, 2015 and 2014

Below is a discussion of our operating results for the three months ended June 30, 2015, compared to our operating results during the comparable period in 2014. Net loss for the three months ended June 30, 2015, was $987,855 compared to net loss of $1,140,629 for the three months ended June 30, 2014. The decrease in net loss resulted from a decrease in revenue, a decrease in costs of sales, increases in operating costs, and offset by decreases in other expense, as described below.

Revenues.

	6/30/2015	6/30/2014	Change	% Change
Licensing & Royalties	$121,322	$61,887	$59,435	96%
Television & Home Entertainment	8,875	36,814	(27,939)	-76%
Product Sales	3,418	118,495	(115,077)	-97%
Total Revenue	$133,615	$217,196	$(83,581)	-38%

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands in which we act as a licensing agent. During the three months ended June 30, 2015 compared to June 30, 2014, this category increased $59,435 due to an increase in revenue from our established agency properties while the licensing programs of wholly owned properties are in development.

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and foreign markets and the sale of DVDs for home entertainment. During the three months ended June 30, 2015, Television & Home Entertainment revenue decreased $27,939 compared to the three months ended June 30, 2014, as we continue to earn revenue from properties previously completed and in anticipation of meeting revenue recognition criteria of our current but yet to be delivered projects.

Product sales represent physical products including DVDs and CDs in which the Company holds intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by the Company either directly at wholesale to retail stores or online retailers. During the three months ended June 30, 2015, product sales decreased by $115,077 compared to the three months ended June 30, 2014 due to the change in business strategy whereby the Company has transitioned from the direct production and sale of physical products to a licensing model in which these functions were outsourced to industry experts and category leaders. The Company plans to re-launch its Baby Genius brand in September 2015 utilizing a newly designed and expanded product line, resulting in a period-over-period loss in Baby Genius sales.

Cost of Sales and Operating Costs.

	6/30/2015	6/30/2014	Change	% Change
Cost of Sales	$15,431	$105,112	$(89,681)	-85%
General and Administrative	872,960	855,240	17,720	2%
Marketing and Sales	162,885	86,038	76,847	89%
Depreciation & Amortization	34,540	29,088	5,452	19%
Total Costs of Sales and Operating Costs	$1,085,816	$1,075,478	$10,338	1%

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Cost of Sales decreased $89,681 during three months ended June 30, 2015 compared to the same period of 2014. The decrease was a result of the decrease in product sales discussed above as well as the elimination of the overhead associated with handling sales directly, replaced by a new model whereby these costs will be borne by our licensee.

General and Administrative expenses consist primarily of salaries, employee benefits, as well as other expenses associated with finance, legal, facilities, marketing, rent, and other professional services. General and administrative costs for the three months ended June 30, 2015 increased $17,720 compared to the same period in 2014. The aggregate increase for the category results primarily from increases in salaries and related expense of $242,878 related to the addition of several critical hires in sales functions and digital initiatives offset by decreases in professional fees of $169,902 and decrease in bad debt expense of $55,000.

Marketing and sales expenses increased $76,847 for the three months ended June 30, 2015 compared to the three months ended June 30, 2014 primarily due to the amortization of certain prepaid marketing expenses which did not exist in the prior period as well as increased public relations activity and other advertising expenses related to the increased size of the portfolio of brands the Company promotes.

Other Income / (Expense).

	6/30/2015	6/30/2014	Change	% Change
Other Income	$2,548	$7,156	$(4,608)	-64%
Interest Expense	(1,077)	(21)	(1,056)	5029%
Interest Expense - Related Parties	(6,229)	(6,207)	(22)	0%
Gain (Loss) on Distribution Contracts	-	(50,000)	50,000	-100%
Gain (Loss) on Extinguishment of Debt	-	12,593	(12,593)	-100%
Gain (Loss) on Disposition of Assets	-	(70,905)	70,905	-100%
Gain (Loss) on Inventory	-	(174,963)	174,963	-100%
Gain (Loss) on Foreign Currency Translation	(30,896)	-	(30,896)	100%
Net Other Income (Expense)	$(35,654)	$(282,347)	$246,693	-87%

Other income (expense) represents non-operating income and expense such as interest expense and the gain or loss on certain transactions as well as unrealized foreign currency translation adjustments related to certain contracts denominated in foreign currency. For the three months ended June 30, 2015, other income (expense) totaled $(35,654) compared to $(282,347) in the prior period of 2014. This $246,693 decrease was primarily the result of during the second quarter of 2014, the Company determined that a portion of its inventory was not saleable and recorded an additional reserve of $174,963 which was recorded as a loss on inventory.

Comparison of Results of Operations for the Six months Ended June 30, 2015 and 2014

Below is a discussion of our operating results for the six months ended June 30, 2015, compared to our operating results during the comparable period in 2014. Net loss for the six months ended June 30, 2015, was $1,624,117 compared to net loss of $1,994,792 for the six months ended June 30, 2014. The decrease in net loss resulted from increases in revenue, offset by decreases in costs of sales, increases in operating costs, and increases in other income, as described below.

Revenues.

	6/30/2015	6/30/2014	Change	% Change
Licensing & Royalties	$273,987	$101,567	$172,420	170%
Television & Home Entertainment	141,089	87,275	53,814	62%
Product Sales	15,173	204,636	(189,463)	-93%
Total Revenue	$430,249	$393,478	$36,771	9%

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the six months ended June 30, 2015 compared to June 30, 2014, this category increased $172,420 due to increased licensing activity given the strategic restructuring of the Company in 2014.

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and foreign markets and the sale of DVDs for home entertainment. During the six months ended June 30, 2015, Television & Home Entertainment revenue increased $53,814 compared to the six months ended June 30, 2014, representing expanded distribution of our content given the strategic restructuring of the Company in 2014.

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Product sales represent physical products including DVDs and CDs in which the Company holds intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by the Company either directly at wholesale to retail stores or online retailers. During the six months ended June 30, 2015, product sales decreased by $189,463 compared to the six months ended June 30, 2014 due to the change in business strategy whereby the Company has transitioned from the direct production and sale of physical products to a licensing model in which these functions were outsourced to industry experts and category leaders. The Company plans to re-launch its Baby Genius brand in September 2015 utilizing a newly designed and expanded product line, resulting in a period-over-period loss in Baby Genius sales.

Cost of Sales and Operating Costs.

	6/30/2015	6/30/2014	Change	% Change
Cost of Sales	$22,572	$241,147	$(218,575)	-91%
General and Administrative	1,809,270	1,720,340	88,930	5%
Marketing and Sales	251,060	124,693	126,367	101%
Depreciation & Amortization	60,150	53,629	6,521	12%
Total Costs of Sales and Operating Costs	$2,143,052	$2,139,809	$3,243	0%

Cost of Sales decreased $218,575 during the six months ended June 30, 2015 compared to the same period of 2014. The decrease was a result of the decrease in product sales discussed above as well as the elimination of the overhead associated with handling sales directly, replaced by a new model whereby these costs will be borne by our licensee.

General and Administrative expenses consist primarily of salaries, employee benefits, as well as other expenses associated with finance, legal, facilities, marketing, rent, and other professional services. General and administrative costs for the six months ended June 30, 2015 increased $88,930 compared to the same period in 2014. The aggregate increase for the category results primarily from increases in salaries and related expense of $424,924 related to the addition of several critical hires in sales functions and digital initiatives as well as increases in other general and administration expenses of $34,708 offset by decreases in professional fees of $315,944 and bad debt expense of $56,550.

Marketing and sales expenses increased $126,367 for the six months ended June 30, 2015 compared to the six months ended June 30, 2014 primarily due to the amortization of certain prepaid marketing expenses which did not exist in the prior period as well as increased public relations activity and other advertising expenses related to the increased size of the portfolio of brands the Company promotes.

Other Income / (Expense).

	6/30/2015	6/30/2014	Change	% Change
Other Income	$5,545	$7,789	$(2,244)	-29%
Interest Expense	(1,490)	(2,230)	740	33%
Interest Expense - Related Parties	(12,319)	(13,370)	1,051	8%
Gain (Loss) on Distribution Contracts	150,000	(47,229)	197,229	-418%
Gain (Loss) on Impairment of Assets	(7,500)	-	(7,500)	100%
Gain (Loss) on Extinguishment of Debt	-	52,447	(52,447)	-100%
Gain (Loss) on Disposition of Assets	-	(70,905)	70,905	-100%
Gain (Loss) on Inventory	-	(174,963)	174,963	-100%
Gain (Loss) on Deferred Financing Costs	(9,313)	-	(9,313)	100%
Gain (Loss) on Foreign Currency Translation	(36,237)	-	(36,237)	100%
Net Other Income (Expense)	$88,686	$(248,461)	$337,147	-136%

Other income (expense) represents non-operating income and expense such as interest expense and the gain or loss on certain transactions as well as unrealized foreign currency translation adjustments related to certain contracts denominated in foreign currency. For the six months ended June 30, 2015, other income totaled $88,686 compared to other expense of $(248,461) in the same period of 2014. This $337,147 increase was primarily the result of the termination of a distribution contract in which certain amounts that had been included in deferred revenue were recognized as a gain on the settlement of the contract as well as an additional amounts due to the Company to terminate the contract.

Comparison of Results of Operations for the twelve months ended December 31, 2014 and 2013

Below is a discussion of our 2014 operating results compared to our 2013 operating results. 2014 represented a transitional year as the Company restructured and changed the way it will manage its operations in the future to a licensing model whereby the Company minimizes its risk and outsources the manufacturing and distribution of its products to industry leaders in their respective industries. In addition, the Company plans to re-launch its Baby Genius brand in September 2015 using a newly designed and expanded product line, resulting in a year over year loss in Baby Genius sales. In addition to the re-launch of Baby Genius this year, the Company will also be introducing several new brands in addition to the licensing business it now manages on behalf of three existing retail brands.

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Our summary results for the twelve months ended December 31, 2014 and 2013 are below.

Revenues. Revenues by product segment and for the Company as a whole were as follows:

	12/31/2014	12/31/2013	Change	% Change
Product Sales	$497,273	$1,682,780	$(1,185,507)	-70%
Television & Home Entertainment	117,670	505,552	(387,882)	-77%
Licensing & Royalties	310,845	368,206	(57,361)	-16%
Total Revenue	$925,788	$2,556,538	$(1,630,750)	-64%

Product sales represent physical products in which the Company holds intellectual property rights such as trademarks and copyrights, whether registered or unregistered, to the characters and which are manufactured and sold by the Company either directly at wholesale to retail stores or online retailers. During the twelve months ended December 31, 2014, product sales decreased by $1,185,507 due to the change in business strategy whereby the Company has transitioned from the direct production and sale of physical products including DVDs and CDs to a licensing model in which these functions were outsourced to industry experts and category leaders. The Company plans to re-launch its Baby Genius brand in September 2015 utilizing a newly designed and expanded product line, resulting in a year over year loss in Baby Genius sales.

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television and other platforms in domestic and foreign markets and the sale of DVDs for home entertainment. Television & Home Entertainment revenue totaled $117,670 during the twelve months ended December 31, 2014 compared to $505,552 in the prior period. Higher revenue in the 2013 period related to the distribution of certain properties for which revenue recognition criteria had been met. While the Company has expanded its portfolio of properties in 2014 and is actively licensing these properties in advance of their release into the marketplace, revenue related to these properties, especially Thomas Edison’s Secret Lab, will be recognized in future periods once revenue recognition criteria have been met.

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands in which we act as a licensing agent. During the twelve months ended December 31, 2014 compared to December 31, 2013, this category decreased $57,361. This decrease is due to the liquidation of previously held DVD titles that are not consistent with the Company’s new “content and products with a purpose” focus.

Costs. Costs and expenses, excluding depreciation and amortization, consisting primarily of cost of sales, marketing and sales expenses, and general and administrative costs, decreased $465,230 for the twelve months ended December 31, 2014 compared to December 31, 2013.

	12/31/2014	12/31/2013	Change	% Change
Cost of Sales	$500,000	$1,504,138	$(1,004,138)	-67%
General and Administrative	3,452,200	2,806,153	646,047	23%
Marketing and Sales	338,598	308,355	30,243	10%
Product Development	1,700	139,082	(137,382)	-99%
Total Costs and Operating Expenses	$4,292,498	$4,757,728	$(465,230)	-10%

Cost of Sales decreased $1,004,138 during twelve months ended December 31, 2014 compared to the same period of 2013. The decrease was a result of the decrease in product sales discussed above as well as the elimination the overhead of associated with handling sales directly, replaced by a new model whereby these costs will be borne by our licensee.

General and Administrative expenses consist primarily of salaries, employee benefits, as well as other expenses associated with finance, legal, facilities, marketing, rent, and other professional services. General and administrative costs for the twelve months ended December 31, 2014 increased $646,047 from the comparable period in 2013. The aggregate increase for the category includes increases in professional fees of $501,926 of which $231,101 was related to the amortization of certain prepaid consulting agreements; increases in salaries and related expense of $102,599 related to the addition of several critical hires in sales functions; increases in other general and administration expenses of $392,077; and increases of bad debt expense of $73,458 all of which were offset by decreases of $539,185 in stock based compensation expense.

Marketing and sales expenses increased $30,243 for the twelve months ended December 31, 2014 compared to the twelve months ended December 31, 2013 primarily due to increases in sales commission expenses in the third quarter related to certain sales promotions, the amortization of certain prepaid marketing expenses, and other advertising expenses related to the increased size of the portfolio of brands the Company promotes.

Product development expenses are for routine and periodic alterations to existing products, primarily those in the Baby Genius line. For the twelve months ended December 31, 2014 compared to the twelve months ended December 31, 2013, these expenses decreased by $137,382.  As the Company works to re-launch the Baby Genius product line, costs related to the re-launch have been capitalized.

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Interest Expense. During the twelve months ended December 31, 2014, interest expense resulted from certain related party short-term debt and other operating interest expense. During the prior period, interest expense related to certain related-party notes payable and other operating interest expense as well as interest expense related to certain debentures.

	12/31/2014	12/31/2013	Change	% Change
Interest Expense on Debentures & Reissued Debenture	$–	$144,808	$(144,808)	-100%
Interest Expense on Bridge Notes	–	7,999	(7,999)	-100%
Amortization of debt and debenture issuance costs	5,687	257,236	(251,549)	-98%
Accretion of debt discount	–	1,245,126	(1,245,126)	-100%
Other operating interest expense	6,063	8,463	(2,400)	-28%
Interest Expense	$11,750	$1,663,632	$(1,651,882)	-99%

	12/31/2014	12/31/2013	Change	% Change
Interest Expense - Related Party	$25,842	$24,469	$1,373	6%
Interest Expense on Bridge Notes - Related Party	–	5,720	(5,720)	-100%
Interest Expense	$25,842	$30,189	$(4,347)	-14%

From 2007 through 2009, the Company borrowed funds from members of its previous management team, the proceeds of which were used to pay operating obligations of the Company. In association with the closing of our acquisition of the business and operations A Squared Entertainment LLC pursuant to the Agreement and Plan of Reorganization, dated November 15, 2013, among the Company, A Squared Entertainment LLC, A Squared Holdings LLC, and A2E Acquisition LLC (the “Merger”) (see “Business”), all remaining balances in association with these notes were converted into common stock. Interest expense was recorded in the twelve months ended December 31, 2014 and 2013 in the amounts of $0 and $13,080, respectively.

During 2011, four of the Company’s former officers agreed to convert accrued but unpaid salaries through December 31, 2010 to subordinated long term notes payable. In association with the Merger, all remaining balances in association with these notes were converted into common stock. Interest expense was recorded in the twelve months ended December 31, 2014 and 2013 in the amounts of $0 and $11,390, respectively.

On June 27, 2012, the Company entered into a Securities Purchase Agreement whereby the Company issued and sold (i) the $1,000,000 16% Debenture, and (ii) the Debenture Warrant to purchase up to 50,000 shares of the Company’s common stock. On August 29, 2013, pursuant to an agreement between the Company and certain holders, the original Debenture was assigned and exchanged for an aggregate of $1,163,333 of a Reissued Debenture. The interest rate and maturity date of the Reissued Debenture were not changed. In association with the Merger, the Company converted all remaining balances into shares of common stock. Interest expense for the Debenture and Reissued Debenture was recorded in the twelve months ended December 31, 2014 and 2013 in the amounts of $0 and $144,808, respectively.

On August 30, 2013, the Company issued 12% convertible notes to several parties with a maturity date of October 21, 2013 for an aggregate of $530,000. On November 15, 2013, the Company issued an aggregate of 448,613 shares of common stock to holders of these notes in aggregate principal amount of $530,000 and accrued, but unpaid, interest in connection with the automatic conversion of these notes upon consummation of the Merger. Interest expense was recorded in the twelve months ended December 31, 2014 and 2013 in the amounts of $0 and $5,720, respectively.

As part of the Merger, the Company acquired certain liabilities from A Squared. From time to time, A Squared required short-term advances to fund its operations and provide working capital from its founder, the Company’s Chief Executive Officer and President, Andrew Heyward and Amy Moynihan Heyward, respectively. As of December 31, 2014, these advances totaled $411,008. These advances are interest free and have no stated maturity. The Company has applied an imputed interest rate of 6%. During the twelve months ended December 31, 2014, the Company recognized imputed interest expense of $25,842 as a contribution to additional paid-in capital with no comparable amount recognized in the prior period.

Liquidity

Comparison of Cash Flows for the Six months Ended June 30, 2015 and 2014

Cash totaled $2,872,253 and $5,576,206 at June 30, 2015 and 2014, respectively. The change in cash is as follows:

	6/30/2015	6/30/2014	Change
Cash Used in Operating Activities	$(1,896,298)	$(1,234,446)	$(661,852)
Cash Used in Investing Activities	(283,073)	(89,481)	(193,592)
Cash Provided by Financing Activities	750,525	6,373,023	(5,622,498)
Increase (Decrease) in Cash	$(1,428,846)	$5,049,096	$(6,477,942)

During the six months ended June 30, 2015, our primary source of cash was financing activity, specifically the collection of the second payment related to a long-term, exclusive supply chain services agreement. During the comparable period in 2014, our primary source of cash was financing activity including the collection of the first payment related to a long-term, exclusive supply chain services contract and the receipt of funds related to the issuance of preferred stock. During both periods, these funds were primarily used to fund operations as well as investments in fixed assets, intangible assets, and capitalized product development.

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Operating Activities

Cash used in operating activities in the six months ended June 30, 2015 was $1,896,298 as compared to a use of $1,234,446 during the prior period, representing an increase in cash used in operating activities of $661,852 based on the operating results discussed above as well as increases in film and television costs related to the development and production of episodes of Thomas Edison’s Secret Lab and the development of Space Princesses (working title).

Investing Activities

Cash used in investing activities for the six months ended June 30, 2015 was $283,073 as compared to a use of $89,481 for the comparable period in 2014, representing an increase in cash used in investing activities of $193,592. This increase is primarily the result of approximately $121,000 spent on leasehold improvements in our new leased office space.

Financing Activities

Cash generated from financing activities during the six months ended June 30, 2015 was $750,525 as compared to $6,373,023 generated in the comparable period in 2014 representing a decrease of $5,622,498. During the first quarter of 2014, the Company entered into a long-term, exclusive supply chain services agreement in which it will order a minimum level of disc replication, packaging and distribution services for its content across all physical media. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. Additionally, during the first quarter of 2014, the Company received net proceeds of $355,116 from the sale of its common stock offset by repayment of related party notes of $103,766. During the second quarter of 2014, the Company received net proceeds from the sale of its preferred stock of $5,379,915.

Twelve Months Ended December 31, 2014 Compared to December 31, 2013

Cash totaled $4,301,099 and $527,110 at December 31, 2014 and 2013, respectively. The change in cash is as follows:

	12/31/2014	12/31/2013	Change
Cash used in operating activities	$(2,481,988)	$(1,120,317)	$(1,361,671)
Cash provided by (used in) investing activities	(97,986)	212,913	(310,899)
Cash provided by financing activities	6,353,963	986,966	5,366,997
Increase in cash	$3,773,989	$79,562	$3,694,427

During the twelve months ended December 31, 2014, our primary sources of cash were financing activities. During 2014, our financing activities related primarily to the sale of shares of common stock and Series A Convertible Preferred Stock as well as the execution of a long-term, exclusive supply chain services agreement. During the comparable period in 2013, our primary sources of cash were from investing and financing activities. Our investing activities related to cash provided by and assumed in the Merger. Our financing activities related to the receipt of funds related to the issuance of common stock and short term notes. During both periods, these funds were primarily used to fund operations as well as investments in intangible assets and capitalized product development.

Operating Activities

Cash used by operations in the twelve months ended December 31, 2014 was $2,481,988 as compared to a use of $1,120,317 during the same period of 2013, representing an increase in cash used in operations of $1,361,671 based on the operating results discussed above as well as increases in film and television costs related to the commencement of development of the second installment of the feature film Stan Lee’s Mighty 7 and the development and production of episodes of the Thomas Edison’s Secret Lab off-set by the receipt of $500,000 for music advances with third parties.

Investing Activities

Cash used by investing activities for the twelve months ended December 31, 2014 was $97,986 as compared funds provided by investing activities of $212,913 for the comparable period in 2013. This variance is primarily the result of $283,199 in funds provided by the Merger with A Squared Entertainment.

Financing Activities

Cash generated from financing activities during the twelve months ended December 31, 2014 was $6,353,963 as compared to $986,966 generated in comparable period in 2013. The increase in cash provided by financing activities relates to the following activities during the 2014:

•	The sale of common stock during the first quarter of 2014 for which the Company received net proceeds of $355,116;
•	The execution of a long-term, exclusive supply chain services agreement for which it received $750,000 during the first quarter of 2014, with the remaining $750,000 paid in February 2015;
•	The sale of 6,000 shares of the Company’s newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for which the Company received net proceeds of $5,379,915; and
•	Expenditures of $105,651 for the repayment of related party notes offset these increases, $10,417 for the repayment of the services advance, and $15,000 in loan origination fees for the Company’s secured line of credit, which was terminated on March 2, 2015.

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Capital Resources

As of June 30, 2015 and December 31, 2014, the Company did not have any material commitments for capital expenditures.

Critical Accounting Policies

The Company’s accounting policies are described in the notes to the financial statements. Below is a summary of the critical accounting policies, among others, that management believes involve significant judgments and estimates used in the preparation of its financial statements.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of Genius Brands International, Inc. and its wholly owned subsidiary A Squared Entertainment, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with ASC Topic 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests during the fourth quarter. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units. While we may use a variety of methods to estimate fair value for impairment testing, our primary methods are discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. Additionally, the Company develops new videos, music, books and digital applications in addition to adding content, improved animation and bonus songs/features to its existing product catalog. In accordance with ASC 350 Intangible Assets and ASC 730 Research and Development, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Films and Televisions Costs

The Company capitalizes production costs for episodic series produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Revenue Recognition

The Company recognized revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 Revenue Recognition.

Revenues associated with the sale of products, are recorded when shipped to customers pursuant to approved customer purchase orders resulting in the transfer of title and risk of loss.  Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

The Company recognizes revenue in accordance with ASC Topic 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For its distribution, TV, and home entertainment income the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

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The Company’s licensing and royalty revenue represents both (a) variable payments based on net sales from brand licensees for content distribution rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees and (b) licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

Other Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

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BUSINESS

General

Genius Brands International, Inc. is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), we produce original content and license the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

We own a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning  Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab and  Stan Lee's Mighty 7, the first project from  Stan Lee Comics, LLC, a joint venture with legendary Stan Lee’s POW! Entertainment.

In addition to our wholly-owned brands, we also act as licensing agent for certain brands, leveraging our existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; Celessence Technologies, the world's leading microencapsulation company.

We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the trading symbol of our common stock changed from “PENT” to “GNUS”.

On November 15, 2013, we entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company.  As a result of the Merger, we acquired the business and operations of A Squared.

Strategic Initiatives

During 2014, we began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long run. This included product sales, content distribution, production, and product development, including as follows:

1)	During the second quarter of 2014, we began phasing out the direct production and sale of physical products including DVDs and CDs and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, we hired Stone Newman in the newly created position of President - Global Consumer Products to leverage his experience and relationships to manage all consumer products, licensing and merchandising sales for the Company’s brands.

2)	Prior to the third quarter of 2014, we utilized an agency to license our content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of our expanding portfolio of content, during the second quarter of 2014, we formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent us locally in key regions.

3)	During the third and fourth quarter of 2014, we partnered with various pre-production, production, and animation companies to provide services to us for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage our cash flows while enabling us to exploit territories that would otherwise be challenging to manage and monetize. We intend to replicate the model for future productions.

4)	The infrastructure we have put in place enables us to efficiently exploit a growing portfolio of brands. We are actively developing a number of new brands to add to our growing portfolio and consistently look for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which we recently signed. We remain focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with our primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

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Recent Events

Consistent with our strategy of securing widespread distribution for our content in a variety of formats and building awareness and engagement for our brands that in turn drives our consumer products business, we have expanded our successful relationship with Comcast, beyond the already popular Baby Genius on-demand offering. We have announced we will launch and operate everything from advertising to programming of a new Kid Genius Cartoon Channel in the Fall of 2015, offering video-on-demand content on an on-demand basis that will be consistent with our “content and products with a purpose” mission. The new video on-demand channel will include our own content, in addition to other content we will curate to offer a robust line-up for kids. Our Senior Vice President- International Sales, Andrew Berman, will oversee the channel.

Products

Original Content

We own and produce original content that is meant to entertain and enrich toddlers to tweens. We have found it generally requires a period of three years from the inception of an idea, through production of the content and development and distribution of a range of consumer products to retail, creating an inevitable lag between the creation of the intellectual property to the realization of economic or accounting benefit of those assets. Our goal is to maintain a robust and diverse portfolio of brands, appealing to various interests and ages, featuring evergreen topics with global appeal. Our portfolio of intellectual property can be licensed, re-licensed, and exploited for years to come, with revenue derived from multiple sources and territories.

Our portfolio of original content includes:

Already Released Content

•	Baby Genius: For more than ten years, Baby Genius has earned worldwide recognition for creating award-winning products for toddlers. Its catalogue of 500 songs, 125 music videos, and toys feature classic nursery rhymes, learning songs, classical music, holiday favorites and more. Expanding the timeless appeal of Baby Genius offerings, we are re-launching Baby Genius in September 2015 with fresh, new designs, new entertainment and an array of new toddler products.
•	Warren Buffet’s Secret Millionaire’s Club: In this popular animated series, Warren Buffett acts as a mentor to a group of kids who have international adventures in business. Secret Millionaire’s Club empowers kids by helping them learn about the business of life and the importance of developing healthy life habits at an early age. In addition to the animated series, product offerings include classroom materials, an annual youth promotion, books, home video and a new line of consumer products that will be introduced in the fall of 2015.
•	Stan Lee’s Mighty 7: This animated feature length film is the first property from Stan Lee Comics, LLC, a joint venture with legendary superhero creator Stan Lee. We continue to expand distribution of the film with recent sales in a number of international territories.
•	Martha & Friends: Martha & Friends is an animated series featuring a 10-year-old Martha Stewart. Together with her three best friends and two dogs, the kids learn how easy and fun it is to do-it-yourself. Every show is filled with lots of projects kids can do by themselves.
•	Gisele & the Green Team: Supermodel turned superhero, Gisele and her team lead a double life to save the planet. This is the first superhero series that inspires girls to be environmentally responsible while also celebrating diversity and teaching children the power of friendship and teamwork.

Current Production

•	Thomas Edison’s Secret Lab: In this new, original series created by us in partnership with American Public Television and Charles Edison Fund, kids learn how fun science and math can be with Thomas Edison. In this new comedy adventure series, a group of kids discover a secret lab left behind by Edison, who also appears as a hologram guiding and encouraging the kids to explore and discover the world around them. The series began to air on Netflix, starting in July 2015, and will air on Comcast and PBS starting in the Fall of 2015, with a line of consumer products to follow in early 2016.

Content in Development

•	Llama Llama: We recently announced we have been appointed to lead the worldwide expansion of Anna Dewdney’s New York Times bestselling and multiple award-winning children’s book franchise, Llama Llama. We will be creating, for the first time, animated content based on the Llama Llama books for multiplatform distribution in addition to a global licensing and merchandise program for Llama Llama across a multitude of categories, including toys, games, apparel, accessories, bedding, and healthy snacks to be introduced in 2016.
•	Space Chyx (working title): Space Chyx is space-adventure / comedy series targeted toward tween girls blending fashion, music, and friendship.
•	Girl’s Property #2: A second girls’ property targeted toward tween girls is based on an existing and established brand currently in the retail market.
•	Stan Lee Property #2: A kid-friendly superhero brand developed with Stan Lee to appeal to a younger audience.

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Licensing Agent

Augmenting our original content, we act as an agent for the following established brands which maximizes the existing infrastructure while creating incremental sources of revenue for us without additional overhead:

•	Psycho Bunny: Inspired by the 17th-century maritime marauders and secret societies such as the infamous Skull & Bones, Psycho Bunny creates timeless wardrobe essentials that couple refined English tailoring with bold American design. Currently available in limited product categories in upscale department stores, we are expanding this popular brand to additional product lines, new retail outlets, and additional international territories. We have already signed licensees for headwear and footwear.
•	From Frank: Already a popular line of greeting cards, we are expanding the brand into new product categories and have already signed licensees for publishing, stationery, gifts, lottery and more.
•	Celessence: Celessence’s microencapsulation technology releases fragrance and is used to scent products including socks, stationery, toys, bedding and pillows. We are licensing this technology to a range of products from homewares, bedding, fragrance, automotive, pets, apparel and more.
•	Llama Llama: With 9.4 million units in print, Anna Dewdney's Llama Llama books have all been New York Times bestsellers, with several titles claiming the #1 spot. Her work has been translated into eight languages. Praised as a “geographer extraordinaire of the emotional terrain of preschoolers and their mothers” (Chicago Tribune), Dewdney's soothing tales are synonymous with calming early childhood anxiety. Llama Llama Red Pajama was chosen as Jumpstart's Read for the Record book in 2011, setting the world record for the most reads of a particular book on one day. Dewdney is an outspoken advocate for literacy and many states and non-profits use her books for literacy campaigns and programs, including the Library of Congress.

Distribution

Children today spend upwards of 35 hours/week consuming various forms of media, a 7% increase or an additional 2.2 hours since 2009 (Source: Nickelodeon, November 2013). With the increased demand for and impact of media on kids’ lives, we are focused on serving an underrepresented segment of the industry, namely “content with a purpose” meaning content that is both entertaining and enriching in a variety of interactive formats. With this distinct and focused mission, we are focused on expanding content distribution across multi-media platforms, extending our domestic and international presence, building awareness for our brands and building an engaged audience which in turn drives demand for its consumer products.

During 2014, we recruited and hired a number of key personnel to manage the distribution of our content across all platforms in all markets:

•	We formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent us locally in key regions and in all formats, including Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more.
•	We formed a new global consumer products division and appointed Stone Newman to the newly created position of President, Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands, including toys, electronics, publishing, home goods, stationary, gifts, and much more.

Additionally, during the first quarter of 2014, we entered into an exclusive three year agreement with Sony DADC, the optical disc manufacturing and fulfillment arm of Sony, to provide all CD, DVD and BD replication, packaging and distribution to our customers. Under the terms of the long-term, exclusive supply chain services agreement, we will order a minimum level of disc replication, packaging and distribution services for our content across all physical media, including DVD, CD, and Blu-ray from Sony DADC. As consideration for these minimum order levels, we received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015.

Marketing

The commercial success of every Genius Brands property is reliant on our ability to attract an engaged audience that in turn drives demand for our products. As our properties are introduced into the marketplace, these efforts will intensify to ensure parents and kids are aware of our offerings. For example:

•	We formed a new Digital division and appointed industry veteran Jason Brumbaugh to the newly created position of Vice President of Digital, responsible for our digital presence in addition to all forms of online marketing that will be critical to building engaged audiences online. Mr. Brumbaugh held producer and senior producer positions at Disney Interactive Media Group, the Hub Network, DIC Entertainment, and Knowledge Kid Network.
•	We work with 360-Communications, a public relations agency that proactively solicits publicity for our content and products, both among the trade and consumers.

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Competition

We compete against creators of children’s content, including Disney, Nickelodeon, Cartoon Network, Sesame Street, and many others, small and large. In the crowded children’s entertainment space, we compete with other content creators for distribution and retail shelf space that is largely now dedicated to the large studios. To compete, we are focused on filling a void in the marketplace by offering something the big studios do not: “content and products with a purpose,” a positioning and important point of differentiation embraced by the industry, as well as parents and educators.

Customers and Licensees

During 2014, we were reliant on one or a few major customers. However, given the changes in our business model, we will be working with a larger network of customers and partners from around the world including broadcasters, consumer products licensees, and retailers. This broad cross section includes companies such as Comcast, Netflix, Sony, PBS, Leap Frog Enterprises, Enesco, Zak Designs, Penguin Publishing, Manhattan Toys, Amazon, Barnes & Noble, Target, Bertelsmann Music Group, InGrooves, Discovery International, TF1 and many others both domestically and internationally.

Government Regulation

The FCC requires broadcast networks to air a required number of hours of Educational and Informational content (E/I). We are also subject to online distribution regulations, namely the FTC’s Children’s Online Privacy Protection Act (COPPA) which regulates the collection of information of kids younger than 13 years old.

We are currently subject to regulations applicable to businesses generally, including numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing, enforcement and advertising of credit accounts, and limitations on the maximum amount of finance charges that may be charged by a credit provider. Although credit to some of our customers is provided by third parties without recourse to us based upon a customer’s failure to pay, any restrictive change in the regulation of credit, including the imposition of, or changes in, interest rate ceilings, could adversely affect the cost or availability of credit to our customers and, consequently, our results of operations or financial condition.

Licensed toy products are subject to regulation under the Consumer Product Safety Act and regulations issued thereunder. These laws authorize the Consumer Product Safety Commission (the “CPSC”) to protect the public from products which present a substantial risk of injury. The CPSC can require the manufacturer of defective products to repurchase or recall such products. The CPSC may also impose fines or penalties on manufacturers or retailers. Similar laws exist in some cities and other countries in which we plan to market our products. Although we do not manufacture and may not directly distribute the toy products, a recall of any of the products may adversely affect our business, financial condition, results of operations and prospects.

We also maintain websites which include our corporate website located at www.gnusbrands.com, as well as www.babygenius.com, www.smckids.com, www.slam7.com, and www.edisonsecretlab.com. These websites are subject to laws and regulations directly applicable to Internet communications and commerce, which is a currently developing area of the law. The United States has enacted Internet laws on children’s privacy, copyrights and taxation. However, laws governing the Internet remain largely unsettled. The growth of the market for Internet commerce may result in more stringent consumer protection laws, both in the United States and abroad, that place additional burdens on companies conducting business over the Internet. We cannot predict with certainty what impact such laws will have on our business in the future.  In order to comply with new or existing laws regulating Internet commerce, we may need to modify the manner in which we conduct our website business, which may result in additional expense.

Because our products are manufactured by third parties and licensees, we are not significantly affected by federal, state and local environmental laws and do not have significant costs associated with compliance with such laws and regulations.

Employees

As of July 15, 2015, we had fourteen full-time equivalent employees and an additional five temporary or contracted full-time equivalents in certain functions, such as accounting, production management, and design. We engage on an outsourced, as-needed basis contractors in the fields of investor relations, public relations, and production. We believe all of our employee relationships to be good.

Intellectual Property

As of July 15, 2015, we own the following properties and related trademarks: Secret Millionaires Club, Thomas Edison’s Secret Lab, “Baby Genius”, “Little Genius”, “Kid Genius”, “Wee Worship”, “A Squared”, and “Ready, Play, Learn” as well as several other names and trademarks on characters that had been developed for our content and brands. Thomas Edison’s Secret Lab, currently in production and estimated to be completed in the summer of 2016, will include 52 eleven-minute episodes as well as 52 90-second music videos.

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As of July 15, 2015, we currently hold fourteen registered trademarks in multiple classes in the United States as well as additional trademarks in the United States that are associated with our other brands. We also have a number of registered and pending trademarks in Europe and other countries in which our products are sold.

As of July 15, 2015, We also held ninety-six motion picture, thirteen sound recording and one literary work copyrights related to our video, music and written work products.

We own a two-thirds ownership interest in Stan Lee Comics, LLC which owns the publishing brand Stan Lee Comics and all properties produced therein. Stan Lee Comics, LLC is a joint venture with Stan Lee’s POW! Entertainment and Archie Comics. Stan Lee Comics, LLC is the owner of the Stan Lee’s Mighty 7 property.

We are party to 50/50 ownership agreements with the following partners and their related brands: Martha Stewart’s Martha & Friends; and Gisele Bündchen’s Gisele & the Green Team.

In addition to the wholly-owned or partially-owned properties listed above, we have agreements with certain intellectual property owners to represent their content as a licensing agent. We act as a licensing agent for the following established brands: Llama Llama, Psycho Bunny, From Frank, and Celessence.

Legal Proceedings

There are presently no material pending legal proceedings to which we are a party or as to which any of our property is subject, and no such proceedings are known to us to be threatened or contemplated against us.

Properties

We own no real estate property. We lease approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. We pay approximately $136,542 annually, subject to annual escalations of 3%.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our directors and executive officers:

Name	Age	Position
Andrew Heyward	66	Chief Executive Officer and Chairman of the Board/Director
Amy Moynihan Heyward	48	President and Director
Gregory Payne	60	Corporate Secretary
Michael D. Handelman	56	Chief Financial Officer
Bernard Cahill	49	Director
Joseph “Gray” Davis*	71	Director
P. Clark Hallren*	54	Director
Lynne Segall*	62	Director
Anthony Thomopoulos *	76	Director
Margaret Loesch*	69	Director

_______

* Denotes directors who meet our criteria for “independence”.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

Background Information

Andrew Heyward has been our Chief Executive Officer since November 2013 and our Chairman of the Board since December 2013. Mr. Heyward co-founded DIC Animation City in 1983 and served as its Chief Executive Officer until its sale in 1993 to Capital Cities/ ABC, Inc. which was eventually bought by The Walt Disney Company in 1995. Mr. Heyward ran the company while it was owned by The Walt Disney Company until 2000 when Mr. Heyward purchased DIC Entertainment L.P. and DIC Productions L.P, corporate successors to the DIC Animation City business, with the assistance of Bain Capital and served as the Chairman and Chief Executive Officer of their acquiring company DIC Entertainment Corporation, until he took the company public on the AIM. He sold the company in 2008. Mr. Heyward co-founded A Squared Entertainment LLC in 2009 and has served as its Co-President since inception. Mr. Heyward earned a Bachelor of Arts degree in Philosophy from UCLA and is a member of the Producers Guild of America, the National Academy of Television Arts and the Paley Center (formerly the Museum of Television and Radio). Mr. Heyward gave the Commencement address in 2011 for the UCLA College of Humanities, and was awarded the 2002 UCLA Alumni Association's Professional Achievement Award. He has received multiple Emmys and other awards for Children’s Entertainment. He serves on the Board of Directors of the Cedars Sinai Medical Center. Mr. Heyward has produced over 5,000 half hour episodes of award winning entertainment, among them Inspector Gadget; The Real Ghostbusters; Strawberry Shortcake; Care Bears; Alvin and the Chipmunks; Hello Kitty’s Furry Tale Theater; The Super Mario Brothers Super Show; The Adventures of Sonic the Hedgehog; Sabrina The Animated Series; Captain Planet and the Planeteers; Liberty’s Kids; and many others. Mr. Heyward was chosen as a director because of his extensive experience in children’s entertainment and as co-founder of A Squared Entertainment.

Amy Moynihan Heyward has been our President since November 2013 and a director of the Company since December 2013. Ms. Heyward is the founder and has been the President of A Squared since 2009. Prior to the formation of A Squared, Ms. Heyward served as the Vice President of Marketing at the Los Angeles Times from 2006 to 2008 and from 2003 to 2006. Ms. Heyward served as the director of global marketing for McDonald’s Corporation. From 2002 to 2003, Ms. Moynihan handled promotions and sponsorships for Hasbro, Inc. and from 1994 to 2000, Ms. Heyward worked in various marketing posts for Disney. Ms. Heyward received degrees in Marketing Communications and Journalism from Northeastern University and sits on the Boards of Directors of LA’s Best and After School All-Stars. Ms. Heyward was chosen as a director because of her commercial and trade experience in creating and managing international brands and as co-founder of A Squared Entertainment.

Gregory Payne has been our Corporate Secretary since November 2013 and the Chief Operating Officer and General Counsel to A Squared Entertainment LLC since October 2011 and A Squared Holdings LLC since March 2009. He has been an attorney in private practice and the Chairman of Foothill Entertainment, Inc. from 2000 to present. Mr. Payne served as Senior Vice President Legal and Business Affairs to DIC Animation City, DIC Entertainment L.P. and DIC Productions L.P. variously during the period from 1986 to 1998 and was an attorney in private practice from 1978 until 1986. Mr. Payne is a director and 50% shareholder of Foothill Entertainment Inc. Mr. Payne received his Juris Doctorate from Stanford Law School.

Michael D. Handelman has been our Chief Financial Officer since June 26, 2015. Mr. Handelman has over twenty years of experience as a Chief Financial Officer. From 2011 to 2015, Mr. Handelman was Chief Financial Officer of Lion Biotechnologies, Inc., a public biopharmaceutical company located in Los Angeles, California, focused on the development and commercialization of novel cancer immunotherapy products. At Lion Biotechnologies, Inc., he was responsible for management of operations relating to all financial and fiscal aspects of the company. He prepared quarterly filings for the Securities and Exchange Commission, including Forms 10-Q, 10-K and 8-K, and prepared and oversaw the preparation of the company’s consolidated financial reports. Previously, Mr. Handelman served as Chief Financial Officer at Oxis International, Inc., a public company engaged in the research, development and commercialization of nutraceutical products, from August 2009-October 2011. From November 2004 to July 2009, Mr. Handelman served as Chief Financial Officer and Chief Operating Officer of TechnoConcepts, Inc., formerly a public company engaged in designing, developing, manufacturing and marketing wireless communications semiconductors, or microchips. Prior thereto, Mr. Handelman served from October 2002 to October 2004 as Chief Financial Officer of Interglobal Waste Management, Inc., a manufacturing company, and from July 1996 to July 1999 as Vice President and Chief Financial Officer of Janex International, Inc., a children’s toy manufacturer. Mr. Handelman was also the Chief Financial Officer from 1993 to 1996 of the Los Angeles Kings, a National Hockey League franchise. Mr. Handelman is a certified public accountant and holds a degree in accounting from the City University of New York.

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Bernard Cahill has been a director of the Company since December 2013. Mr. Cahill is the founding partner of ROAR, LLC, an entertainment consulting firm, which he founded in 2004 and is the founding partner of Cahill Law Offices, an entertainment law firm, which he founded in 1995. Mr. Cahill is the founder of Unicorn Games LLC, which was sold to Hasbro, Inc. in 2000. Mr. Cahill holds a Bachelor’s of Science degree in Biology from Illinois State University and a Juris Doctorate from the John Marshall Law School. Mr. Cahill is a member of the Tennessee State and Illinois State Bar. Mr. Cahill was chosen to be a director based on his expertise in the entertainment field.

Joseph “Gray” Davis has been a director of the Company since December 2013. Mr. Davis served as the 37th governor of California from 1998 until 2003. Mr. Davis currently serves as “Of Counsel” in the Los Angeles, California office of Loeb & Loeb LLP. Mr. Davis has served on the Board of Directors of DIC Entertainment and is a member of the bi-partisan Think Long Committee, a Senior Fellow at the UCLA School of Public Affairs and Co-Chair of the Southern California Leadership Counsel. Mr. Davis received his undergraduate degree from Stanford University and received his Juris Doctorate from Columbia Law School. Mr. Davis served as lieutenant governor of California from 1995-1998, California State Controller from 1987-1995 and California State Assemblyman from 1982-1986. Mr. Davis was chosen as a director of the Company based on his knowledge of corporate governance.

P. Clark Hallren has been a director of the Company since May 2014. Since August 2013, Mr. Hallren has been a realtor with HK Lane/Christie’s International Real Estate and since August 2012, Mr. Hallren has served as an outside consultant to individuals and entities investing or operating in the entertainment industry. From August 2012 to August 2014, Mr. Hallren was a realtor with Keller Williams Realty and from August 2009 to August 2012, Mr. Hallren founded and served as managing partner of Clear Scope Partners, an entertainment advisory company. From 1986 to August 2009, Mr. Hallren was employed by JP Morgan Securities Inc. in various capacities, including as Managing Director of the Entertainment Industries Group. In his roles with JP Morgan Securities, Mr. Hallren was responsible for marketing certain products to his clients, including but not limited to, syndicated senior debt, public and private subordinated debt, public and private equity, securitized and credit enhanced debt, interest rate derivatives, foreign currency and treasury products. Mr. Hallren holds Finance, Accounting and Economics degrees from Oklahoma State University. He also currently holds Series 7, 24 and 63 securities licenses. Mr. Hallren was chosen as a director of the Company based on his knowledge and experience in the entertainment industry as well as in banking and finance.

Lynne Segall has been a director of the Company since December 2013. Ms. Segall has served as the Senior Vice President and Publisher of The Hollywood Reporter since June 2011. From 2010 to 2011, Ms. Segall was the Senior Vice President of Deadline Hollywood. From June 2006 to May 2010, Ms. Segall served as the Vice President of Entertainment, Fashion & Luxury advertising at the Los Angeles Times. In 2005, Ms. Segall received the Women of Achievement Award from The Hollywood Chamber of Commerce and the Women in Excellence Award from the Century City Chamber of Commerce. In 2006, Ms. Segall was recognized by the National Association of Women with its Excellence in Media Award. Ms. Segall was chosen to be a director based on her expertise in the entertainment industry.

Anthony Thomopoulos was appointed as a director of the Company on February 27, 2014. Mr. Thomopoulos served as the Chairman of United Artist Pictures from 1986 to 1989 and formed Thomopoulos Pictures, an independent production company of both motion pictures and television programs in 1989 and has served as its Chief Executive Officer since 1989. From 1991 to 1995, Mr. Thomopoulos was the President of Amblin Television, a division of Amblin Entertainment. Mr. Thomopoulos served as the President of International Family Entertainment, Inc. from 1995 to 1997. From June 2001 to January 2004, Mr. Thomopoulos served as the Chairman and Chief Executive Officer of Media Arts Group, a NYSE listed company. Mr. Thomopoulos served as a state commissioner of the California Service Corps. under Governor Schwarzenegger from 2005 to 2008. Mr. Thomopoulos is also a founding partner of Morning Light Productions. Since he founded it in 2008, Mr. Thomopoulos has operated Thomopoulos Productions and has served as a consultant to BKSems, USA, a digital signage company. Mr. Thomopoulos is an advisor and a member of the National Hellenic Society and holds a degree in Foreign Service from Georgetown University and sat on its Board of Directors from 1978 to 1988. Mr. Thomopoulos was chosen as a director of the Company based on his entertainment industry experience.

Margaret Loesch was appointed to the Board of Directors on March 18, 2015. Beginning in 2009 through 2014, Ms. Loesch, served as Chief Executive Officer and President of The Hub Network, a cable channel for children and families, including animated features. The Company has, in the past, provided The Hub Network with certain children’s programming. From 2003 through 2009 Ms. Loesch served as Co-Chief Executive Officer of The Hatchery, a family entertainment and consumer product company. From 1998 through 2001 Ms. Loesch served as Chief Executive Officer of the Hallmark Channel, a family related cable channel. From 1990 through 1997 Ms. Loesch served as the Chief Executive Officer of Fox Kids Network, a children’s programming block and from 1984 through 1990 served as the Chief Executive Officer of Marvel Productions, a television and film studio subsidiary of Marvel Entertainment Group. Ms. Loesch obtained her bachelors of science from the University of Southern Mississippi. Ms. Loesch was chosen to be a director based on her 40 years of experience at the helm of major children and family programming and consumer product channels.

Family Relationships

There are no family relationships between any of our directors and our executive officers, except that Andrew Heyward and Amy Moynihan Heyward are married.

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Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the Company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interest of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officers positions combined.

The Company currently has eight directors, including Mr. Heyward, its Chairman, who also serves as the Company’s Chief Executive Officer. The Chairman and the Board are actively involved in the oversight of the Company’s day to day activities.

Board Committees

On June 9, 2014, the Board of Directors of the Company unanimously decided to form an Audit Committee, Compensation Committee and Nominating Committee.

The following table sets forth the three standing committees of our board and the members of each committee:

Director	Board	Audit Committee	Compensation Committee	Nominating Committee
Andrew Heyward	Chair
Amy Moynihan Heyward	X
Bernard Cahill	X	X
Joseph “Gray” Davis	X
P. Clark Hallren	X	Chair	X
Lynne Segall	X			Chair
Anthony Thomopoulos	X		Chair
Margaret Loesch	X

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating Committee as the functions of each are described below.

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Audit Committee

Messrs. Hallren and Cahill serve on our Audit Committee. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	selecting, hiring, and compensating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	approving the audit and non-audit services to be performed by our independent auditor;

•	reviewing with the independent auditor the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies; and

•	preparing the report that the SEC requires in our annual proxy statement.

The Board of Directors has adopted an Audit Committee Charter. The Audit Committee members meet NASDAQ’s financial literacy requirements, and the board has further determined that Mr. Hallren (i) is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and (ii) also meets NASDAQ’s financial sophistication requirements.

Compensation Committee

Messrs. Thomopoulos and Hallren serve on the Compensation Committee. Our Compensation Committee’s main functions are assisting our board of directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans we may adopt. The Compensation Committee’s responsibilities include the following:

•	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers, and the outside directors;

•	conducting a performance review of our Chief Executive Officer;

•	reviewing our compensation policies; and

•	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a Compensation Committee Charter.

The Compensation Committee’s policy is to offer our executive officers competitive compensation packages that will permit us to attract and retain highly qualified individuals and to motivate and reward these individuals in an appropriate fashion aligned with the long-term interests of our Company and our stockholders.

Compensation Committee Risk Assessment. We have assessed our compensation programs and concluded that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on us.

Nominating Committee

Ms. Segall serves on our Nominating Committee. The Nominating Committee’s responsibilities include:

•	identify qualified individuals to serve as members of the Company’s board of directors;

•	review the qualifications and performance of incumbent directors;

•	review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company; and

•	review considerations relating to board composition, including size of the board, term and age limits, and the criteria for membership on the board;

The Board of Directors has adopted a Nominating Committee Charter.

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EXECUTIVE COMPENSATION

The following table sets forth the long-term compensation earned for services in all capacities for the fiscal years ended December 31, 2014 and 2013 paid to our Chief Executive Officer and Chief Financial Officer, and each other officer earning in excess of $100,000 per year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andrew Heyward (2)	2014	200,000	500	–	–	–	200,500
Chief Executive Officer	2013	23,077	–	–	–	–	23,077

Amy Moynihan Heyward (3)	2014	180,000	500	–	–	–	180,500
President	2013	20,769	–	–	–	–	20,769

Gregory Payne (4)	2014	175,000	500	–	–	–	175,500
Corporate Secretary	2013	21,875	500	–	–	–	22,375

Rebecca D. Hershinger (5)	2014	–	500	–	–	80,875	81,375
Former Chief Financial Officer	2013	–		–	–	–	–

Klaus Moeller (6)	2014	–	–	–	–	9,120	9,120
Former Chief Executive Officer	2013	173,950	–	34,000	67,473	8,550	283,973

Richard Staves (7)	2014	–	–	–	–	35,935	35,935
Former Interim Chief Financial Officer	2013	–	–	–	–	–	–

Jeanene Morgan (8)	2014	31,644	–	–	–	2,000	33,644
Former Chief Financial Officer	2013	187,500	500	34,000	32,145	–	254,415

(1)	The aggregate fair value of the stock awards and stock option awards on the date of grant was computed in accordance with FASB ASC Topic 718.

(2)	In association with the Merger (see “Business”), Mr. Heyward was appointed Chief Executive Officer of the Company on November 15, 2013. Per his November 15, 2013 Employment Agreement, Mr. Heyward is entitled to an annual salary of $200,000.

(3)	In association with the Merger, Ms. Heyward was appointed President of the Company on November 15, 2013. Per her November 15, 2013 Employment Agreement, Ms. Heyward is entitled to an annual salary of $180,000.

(4)	In association with the Merger, Mr. Payne was appointed Corporate Secretary of the Company for which he is entitled to an annual salary of $175,000.

(5)	Ms. Hershinger was appointed Chief Financial Officer of the Company on October 24, 2014 for which she earned $20,000 pursuant to her engagement letter. Prior to her appointment, she provided hourly contract services to the Company for which she earned $60,875. Ms. Hershinger resigned as Chief Financial Officer on Jun 26, 2015.

(6)	In association with the Merger, Mr. Moeller resigned from his position as Chief Executive Officer effective November 15, 2013. Klaus Moeller’s compensation includes:

•	Salaried compensation pursuant to his April 26, 2011 Employment Agreement; the April 26, 2011 Employment Agreement as amended on January 10, 2013; his October 29, 2013 Employment Agreement, and his Termination Agreement.
•	10,000 shares of the Company’s common stock, granted in association with the Merger, for services to the Company.
•	Stock options including:

o	Pursuant to his April 26, 2011 Employment Agreement, the Company granted up to 10,000 shares of common stock and vesting as to 2,500 shares on the date of the agreement, 2,500 shares on the first anniversary date, 2,500 shares on the second anniversary date and 2,500 on the third anniversary date. The option was granted at an exercise price of $44.00.
o	On December 31, 2012, the Board of Directors authorized the grant of a stock option to purchase up to 1,000 shares, fully vesting on the grant date, at an exercise price of $20.00.
o	On May 15, 2013, the Board of Directors authorized the grant of a stock option to purchase up to 7,500 shares of common stock, fully vesting on the grant date, at an exercise price of $20.00 per share.

•	Annual car allowance of $11,400

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(7)	Mr. Staves was the Interim Chief Financial Officer of the Company from March 7, 2014 through October 24, 2014. He provided hourly contract services to the Company for which he earned $35,531. Prior to his appointment, he provided hourly contracted service for which he earned $405.

(8)	Jeanene Morgan’s compensation includes:

•	Salaried compensation pursuant to her May 2, 2012 and her October 29, 2013 Employment Agreement.
•	10,000 shares of the Company’s common stock, granted in association with the Merger, for services to the Company.
•	Stock options including:

o	Pursuant to her original offer of employment, the Company granted up to 4,500 shares of common stock and vesting 1,500 shares on the date of the agreement, 1,000 shares on the first anniversary date, 1,000 shares on the second anniversary date and 1,000 on the third anniversary date. The option was granted at an exercise price of $34.00.
o	On May 2, 2012, the Board of Directors authorized the grant of a stock option to purchase up to 2,000 shares, vesting on December 31, 2014, at an exercise price of $44.00.
o	On December 31, 2012, the Board of Directors authorized the grant of a stock option to purchase up to 1,000 shares, fully vesting on the grant date, at an exercise price of $20.00.
o	On May 15, 2013, the Board of Directors authorized the grant of a stock option to purchase up to 7,500 shares of common stock, fully vesting on the grant date, at an exercise price of $20.00 per share.
o	Pursuant to the October 29, 2013 Employment Agreement, all options granted to Ms. Morgan were vested immediately.

•	Effective March 7, 2014, Ms. Morgan resigned from the Company. After her resignation, she earned an additional $2,000 for transition services. Upon her resignation, she also received cash payments of $32,090 for vacation time accrued during the period of her employment.

Outstanding Equity Awards at Fiscal Year

There were no outstanding equity awards as of December 31, 2014.

Employment Agreements

On November 15, 2013, the Company entered into an employment agreement with Andrew Heyward (the “Andrew Heyward Employment Agreement”), whereby Mr. Heyward agreed to serve as the Company’s Chief Executive Officer for a period of five years, subject to renewal, in consideration for an annual salary of $200,000.  Additionally, under the terms of the Andrew Heyward Employment Agreement, Mr. Heyward shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Heyward shall be entitled to reimbursement of reasonable expenses incurred in connection with his employment and the Company may take out and maintain during the term of his tenure, a life insurance policy in the amount of $1,000,000. During the term of his employment and under the terms of the Andrew Heyward Employment Agreement, Mr. Heyward shall be entitled to be designated as composer on all music contained in the programming produced by the Company and to receive composer’s royalties from applicable performing rights societies.

On November 15, 2013, the Company entered into an employment agreement with Amy Moynihan Heyward (the “Amy Heyward Employment Agreement”), whereby Ms. Heyward agreed to serve as the Company’s President for a period of five years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Amy Heyward Employment Agreement, Ms. Heyward shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Ms. Heyward shall be entitled to reimbursement of reasonable expenses incurred in connection with her employment and the Company may take out and maintain during the term of her tenure, a life insurance policy in the amount of $1,000,000. During the term of her employment and under the terms of the Amy Heyward Employment Agreement, Ms. Heyward shall be entitled to be designated as composer on all music contained in the programming produced by the Company and to receive composer’s royalties from applicable performing rights societies.

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Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the fiscal years ended December 31, 2014 and 2013 in the director's capacity as director. We intend to implement a 2015 Incentive Plan for option grants to directors and provide certain directorship fees in the future.

Name		Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Andrew Heyward	2014	$15,000	$–	$–	$–	$15,000
	2013	$–	$–	$–	$–	$–

Amy Moynihan Heyward	2014	$15,000	$–	$–	$–	$15,000
	2013	$–	$–	$–	$–	$–

Bernard Cahill	2014	$15,000	$–	$–	$–	$15,000
	2013	$–	$–	$–	$–	$–

Joseph “Gray” Davis	2014	$15,000	$–	$–	$–	$15,000
	2013	$–	$–	$–	$–	$–

P. Clark Hallren (2)	2014	$10,000	$–	$–	$40,000	$50,000
	2013	$–	$–	$–	$–	$–

Lynn Segall	2014	$15,000	$–	$–	$–	$15,000
	2013	$–	$–	$–	$–	$–

Anthony Thomopoulos (3)	2014	$10,000	$–	$–	$–	$10,000
	2013	$–	$–	$–	$–	$–

Jeffrey Weiss (4)	2014	$10,000	$–	$–	$–	$10,000
	2013	$–	$–	$–	$–	$–

Klaus Moeller (5)	2014	$–	$–	$–	$–	$–
	2013	$–	$–	$–	$–	$–

William McDonough (6)	2014	$–	$–	$–	$–	$–
	2013	$–	$–	$–	$–	$–

(1)	For the board meetings held in the second and third quarter of 2014, Board Members earned $5,000 per meeting attended either physically or telephonically. Beginning with the Board Meeting in the fourth quarter 2014, the structure was revised such that Directors earn $5,000 per meeting attended physically, $2,500 per meeting attended telephonically, and nothing for non-attendance.
(2)	On May 15, 2014, Mr. Hallren was appointed to the Board of Directors of the Company. Mr. Hallren earned $10,000 in compensation for his services as a member of the Board of Directors and received $35,000 for consulting services provided to the Company.
(3)	On February 27, 2014, Mr. Thomopoulos was appointed to the Board of Directors of the Company.
(4)	On March 16, 2015, Mr. Weiss resigned from the Board of Directors of the Company.
(5)	On May 15, 2014, Mr. Moeller resigned from the Board of Directors of the Company.
(6)	On February 27, 2014, Mr. McDonough resigned from the Board of Directors of the Company.

Equity Compensation Plan Information

The following table reflects, as of December 31, 2014, compensation plans pursuant to which we are authorized to issue options, warrants or other rights to purchase shares of our common stock, including the number of shares issuable under outstanding options, warrants and rights issued under the plans and the number of shares remaining available for issuance under the plans:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(1)	350	$15.09	499,650
Equity compensation plans not approved by shareholders	–	–	–
Total	350	$15.09	499,650

(1)	On September 2, 2011, the majority shareholders of the Company adopted an amendment to the Company’s 2008 Stock Option Plan to increase the number of shares of common stock issuable under the plan from 160,000 to 500,000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of our common stock as of July 15, 2015 known by us through transfer agent and other records held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 6,529,450 shares of common stock outstanding as July 15, 2015. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class(1)
Andrew Heyward	3,030,019 (2)	46.0%
Amy Moynihan Heyward	3,030,019 (2)	46.0%
Gregory Payne	–	*
Michael D. Handelman	–	*
Bernard Cahill	53,934 (3)	*
Joseph “Gray” Davis	–	*
P. Clark Hallren	–	*
Lynne Segal	–	*
Anthony Thomopoulos	345	*
Margaret Loesch	-	*
Wolverine Flagship Fund Trading Limited (4)	702,513 (5)	9.99%
Iroquois Master Fund Ltd. (6)	467,102(7)	6.8%

All Officers and Directors (Consisting of 10 persons)	3,084,298	46.9%

* Indicates ownership less than 1%

(1)	Applicable percentage ownership is based on 6,529,450 shares of common stock outstanding as of July 15, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of July 15, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of July 15, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person
(2)	Consists of (i) 2,972,183 shares of common stock held by A Squared Holdings LLC over which Andrew Heyward and Amy Moynihan Heyward hold voting and dispositive power, (ii) 50,000 shares of common stock issuable upon conversion of 100 shares of the Company’s Series A Convertible Preferred Stock, and (iii) 7,836 shares of common stock held by Andrew Heyward. Andrew Heyward and Amy Moynihan Heyward are spouses who own such shares jointly, and thus both maintain joint voting and dispositive power over such shares.
(3)	Consists of (i) 41,434 shares of common stock owned directly by Bernard Cahill and (ii) 12,500 shares of common stock owned by Mr. Cahill’s spouse.
(4)	The address of this beneficial owner is 175 West Jackson Blvd., Suite 340, Chicago, Illinois 60604
(5)	Consists of (i) 199,800 shares of common stock and (ii) 502,713 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The stockholder owns 2,250 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 1,125,000 shares of common stock. The Series A Convertible Preferred Stock may not be converted to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion, and the Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer. The number of shares deemed beneficially is limited accordingly.
(6)	The address of this beneficial owner is 641 Lexington Avenue, 26th Floor, New York, New York 10022
(7)	Consists of (i) 92,102 shares of common stock and (ii) 375,000 shares of common stock issuable upon conversion of 750 shares of the Company’s Series A Convertible Preferred Stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Our Chief Executive Officer, Andrew Heyward, is the spouse of our President, Amy Moynihan Heyward.

Bernard Cahill, a director of the Company appointed on December 9, 2013, is the founder of ROAR LLC (“ROAR”) which owns 65% of Girlilla Marketing LLC (“Girlilla”). In connection with the Merger, the Company entered into a marketing consultation agreement with Girlilla pursuant to which Girlilla agreed to provide certain strategic digital marketing services through November 2014 in consideration for 10,000 shares of common stock. Additionally, the Company entered into an engagement letter with ROAR pursuant to which ROAR agreed to provide the Company services, including the development of a business development strategy, through May 2015. In consideration for its services, the Company agreed to issue to ROAR 67,492 shares of common stock.

On November 15, 2013, as part of the Merger, the Company acquired these liabilities from A Squared Entertainment, LLC. From time to time, A Squared Entertainment, LLC required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andrew Heyward. As of June 30, 2015, these advances totaled $411,533. No interest is due on these advances.

Director Independence

Each of Messrs. Davis, Hallren, and Thomopoulos as well as Ms. Segall and Ms. Loesch would are independent as that term is defined under the Nasdaq Marketplace Rules.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized 710,000,000 shares of capital stock, of which 700,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are shares of preferred stock, par value $0.001.

Capital Stock Issued and Outstanding

As of July 15, 2015, we have issued and outstanding:

•	6,529,450 shares of common Stock; and

•	5,690 shares of Series A Convertible Preferred Stock which are convertible into 2,845,000 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Warrants

Each purchaser of Units in this offering will receive, for each Unit purchased, one warrant representing the right to purchase one share of common stock at an exercise price of % of the public offering price per Unit. The number of shares of common stock issued to each purchaser will be equal to the number of Units purchased by such purchaser in this offering.  The warrants will be exercisable on the date that the warrants are issued and will terminate on the anniversary date the warrants are first exercisable. The exercise price and number of shares for which each warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

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Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the warrant shares is not effective, a holder of warrants may exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

[In the event that we issue shares of common stock or securities convertible into or exercisable for common stock at below $ per share, except in the event of an “exempt issuance”, as defined in the warrant agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part, then the exercise price of the warrants shall be adjusted to such lower price.]

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the warrants require the written consent of the holder of such warrant and us. The warrants will be issued in book-entry form under a warrant agent agreement between VStock Transfer LLC as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of warrant, each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Convertible Preferred Stock

We have designated six thousand (6,000) shares of preferred stock as Series A Convertible Preferred Stock.  Each share of Series A Preferred Stock is convertible into shares of our common stock based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $2.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event we issue shares of our common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. We are prohibited from effecting a conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the holder would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of our common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock possess no voting rights.

Options and Warrants

Options under the Plan

We adopted our 2008 Stock Option Plan pursuant to which 500,000 shares of our common stock are reserved for issuance to employees, directors, consultants, and other service providers. To date, 0 options have been granted under the 2008 Stock Option Plan.

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Warrants

We have issued and outstanding warrants to purchase 300,000 shares of our common stock.

Underwriter’s Warrants

Please see “Underwriting-Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

Transfer Agent and Registrar

Our registrar and transfer agent is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11l598.

Listing

Our shares of common stock are quoted on the OTCQB under the symbol “GNUS”. We intend to apply to list our common stock on the NASDAQ Capital Market. There is no assurance our application will be approved.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Our Articles of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

UNDERWRITING

We have entered into an underwriting agreement dated       , 2015 with Chardan Capital Markets, LLC (“Chardan”) as the underwriter and the sole book-running manager of this offering. The underwriting agreement provides for the purchase of a specific number of Units. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of our securities set forth opposite its name below:

Name of Underwriter	Number of Units
Chardan Capital Markets, LLC

The underwriting agreement provides that the underwriter is obligated to purchase all of the Units offered by us other than those covered by the option to purchase additional securities, if the underwriter purchases any Units. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to [45] days after the date of this prospectus, permits the underwriter to purchase up to _____ additional shares of common stock and/or warrants to purchase up to an additional ____ shares of common stock or any combination thereof from us to cover over-allotments, if any. If the underwriter exercises all or part of this option, it will purchase shares and/or warrants covered by the option at the public offering prices that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $      and the total net proceeds, before expenses, to us will be $          .

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

Total
	Per Units	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7%)	$
Proceeds, before expenses, to us	$

The underwriter proposes to offer the Units offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $     per Unit. If all of the Units offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have paid an expense deposit of $25,000 to Chardan, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriter in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the underwriter shall return any portion of the $25,000 out-of-pocket expense deposit paid to it to the extent such expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the underwriter’s actual and reasonable out-of-pocket expenses relating to the offering, which in the event the offering is not consummated, will be limited to an aggregate of $125,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and expense reimbursement, will be approximately $         .

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Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which any of them has discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, will agree, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the underwriter, for a period of 90 days from the date of the pricing of the offering, and (b) we, and any successor, will agree, subject to certain exceptions, not to for a period of 90 days from the date of the pricing of the offering (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock; (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in (1), (2), or (3) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. The 90-day lock-up period is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be automatically extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless the underwriter waives, in writing, such an extension.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things, (1) the issuance by us of stock options pursuant to our existing stock incentive plans, or (2) the issuance of common stock upon the exercise of outstanding stock options and warrants.

Underwriter’s Warrants

We have agreed to issue to the underwriter warrants, or the underwriter’s warrants, to purchase up to _____ shares of common stock or 10% of the shares of common stock sold in this offering (excluding shares issuable upon exercise of the overallotment option). The warrants are exercisable at a per share price equal to $______ , at any time, and from time to time, in whole or in part, during the four-year period from commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering, except the transfer of any security (i) by operation of law or by reason of reorganization of our company, (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period, (iii) if the aggregate amount of securities of our company held by the holder of the underwriter’s warrants or related person do not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund and (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of Participation

Upon the closing of the offering, we will grant Chardan a six (6) month right of participation to act as (i) a co-placement agent on any future placement of our securities in which we elect to engage a placement agent, or (ii) a co-lead managing underwriter and bookrunner on any public offering of our securities with at least 30% of the economics paid to placement agents and/or underwriters in any such private placement or public offering.

Electronic Offer, Sale and Distribution of Units

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of Units to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

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Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Units or shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriter of Units in excess of the number of Units the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of Units over-allotted by the underwriter is not greater than the number of Units that it may purchase in the over-allotment option. In a naked short position, the number of Units involved is greater than the number of Units in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares and/or warrants in the open market.

•	Syndicate covering transactions involve purchases of shares, warrants or Units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of shares, warrants or Units available for purchase in the open market as compared with the price at which they may purchase such securities through exercise of the over-allotment option. If the underwriter sells more Units than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares and/or warrants in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the Units originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock, the warrants or Units, or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Capital Market or otherwise in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its affiliates have provided, and may in the future provide, various investment banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees, however, except as disclosed in this prospectus, we have no present arrangements with any underwriter for any further services.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

38

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or the prior consent of any underwriter for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation. Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

39

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

40

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us. No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the common stock under Canadian securities laws. The common stock offered hereunder has not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

41

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Genius Brands International, Inc. as of and for the years ended December 31, 2014 and 2013 have been audited by HJ Associates & Consultants, LLP, independent registered public accounting firm as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

42

F-1

Genius Brands International, Inc.

Consolidated Balance Sheets

As of June 30, 2015 (unaudited) and December 31, 2014 (audited)

	6/30/2015	12/31/2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,872,253	$4,301,099
Accounts Receivable, net	145,181	208,486
Inventory, net	14,045	11,691
Prepaid and Other Assets	196,761	217,622
Total Current Assets	3,228,240	4,738,898

Property and Equipment, net	183,446	32,420
Film and Television Costs	716,465	303,953
Capitalized Product Development in Process	–	7,500
Intangible Assets, net	1,948,336	1,876,438
Goodwill	10,365,805	10,365,805
Investment in Stan Lee Comics, LLC	–	–
Total Assets	$16,442,292	$17,325,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$233,162	$312,728
Accrued Expenses	287,178	283,582
Deferred Revenue and Advances	289,289	242,160
Accrued Salaries and Wages	88,053	50,288
Disputed Trade Payable	925,000	925,000
Short Term Debt - Related Party	411,533	411,008
Total Current Liabilities	2,234,215	2,224,766

Long Term Liabilities:
Deferred Revenue and Advances	610,044	640,417
Services Advance	1,489,583	739,583
Total Liabilities	4,333,842	3,604,766

Stockholders’ Equity
Preferred Stock, $0.001 par value, 10,000,000 share authorized, respectively; 5,690 and 6,000 shares issued and outstanding, respectively	6	6
Common Stock, $0.001 par value, 700,000,000 shares authorized, respectively; 6,529,450 and 6,374,450 shares issued and outstanding, respectively	6,530	6,375
Additional Paid in Capital	34,878,685	34,866,521
Accumulated Deficit	(22,776,771)	(21,152,654)
Total Equity	12,108,450	13,720,248

Total Liabilities and Stockholders’ Equity	$16,442,292	$17,325,014

The accompanying notes are an integral part of these financial statements.

F-2

Genius Brands International, Inc.

Consolidated Statements of Operations

 Three Month and Six Month Periods Ended June 30, 2015 and 2014 (unaudited)

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
Revenues:
Licensing & Royalties	$121,322	$61,887	$273,987	$101,567
Television & Home Entertainment	8,875	36,814	141,089	87,275
Product Sales	3,418	118,495	15,173	204,636
Total Revenues	133,615	217,196	430,249	393,478

Cost of Sales	15,431	105,112	22,572	241,147

Gross Profit	118,184	112,084	407,677	152,331

Operating Expenses:
Professional Services	131,071	300,973	304,898	620,842
Rent Expense	34,555	34,529	72,136	70,344
Marketing & Sales	162,885	86,038	251,060	124,693
Depreciation & Amortization	34,540	29,088	60,150	53,629
Salaries and Related Expenses	494,657	251,779	985,398	560,474
Bad Debt Expense (Recovery)	0	55,000	(1,550)	55,000
Other General & Administrative	212,677	212,959	448,388	413,680
Total Operating Expenses	1,070,385	970,366	2,120,480	1,898,662

Loss from Operations	(952,201)	(858,282)	(1,712,803)	(1,746,331)

Other Income (Expense):
Other Income	2,548	7,156	5,545	7,789
Interest Expense	(1,077)	(21)	(1,490)	(2,230)
Interest Expense - Related Parties	(6,229)	(6,207)	(12,319)	(13,370)
Gain (Loss) on Distribution Contracts	–	(50,000)	150,000	(47,229)
Gain (Loss) on Impairment of Assets	–	–	(7,500)	–
Gain (Loss) on Extinguishment of Debt	–	12,593	–	52,447
Gain (Loss) on Disposition of Assets	–	(70,905)	–	(70,905)
Gain (Loss) on Inventory	–	(174,963)	–	(174,963)
Gain (Loss) on Deferred Financing Costs	–	–	(9,313)	–
Gain (Loss) on Foreign Currency Translation	(30,896)	–	(36,237)	–
Net Other Income (Expense)	(35,654)	(282,347)	88,686	(248,461)

Loss before Income Tax Expense	(987,855)	(1,140,629)	(1,624,117)	(1,994,792)

Income Tax Expense	–	–	–	–

Net Loss	(987,855)	(1,140,629)	(1,624,117)	(1,994,792)

Net Loss per Common Share	$(0.15)	$(0.18)	$(0.25)	$(0.33)

Weighted Average Shares Outstanding	6,487,912	6,221,947	6,431,494	6,126,292

 The accompanying notes are an integral part of these financial statements.

F-3

Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Six Month Period Ended June 30, 2015 and 2014 (unaudited)

	6/30/2015	6/30/2014
Cash Flows from Operating Activities:
Net Loss	$(1,624,117)	$(1,994,792)
Adjustments to reconcile net loss to net cash provided in operating activities:
Depreciation Expense	29,827	25,108
Amortization Expense	30,323	28,521
Imputed Interest Expense	12,319	13,370
Bad Debt Expense (Recovery)	(1,550)	55,000
Prepaid Consulting Services Expense	–	190,469
(Gain) Loss on Distribution Contracts	(150,000)	47,229
(Gain) Loss on Deferred Financing Costs	9,313	–
(Gain) Loss on Impairment of Assets	7,500	70,905
(Gain) Loss on Foreign Currency Translation	36,237	–
(Gain) Loss on Settlement of Accounts Payable	–	(52,447)
(Gain) Loss on Inventory	–	174,963
Decrease (increase) in operating assets:
Accounts Receivable	137,368	511,879
Inventory	(2,354)	(83,233)
Prepaid Expenses & Other Assets	11,548	68,723
Film and Television Costs, net	(412,512)	(112,575)

Increase (decrease) in operating liabilities:
Accounts Payable	(79,567)	(371,183)
Accrued Salaries	37,765	2,830
Deferred Revenue and Advances	58,006	245,495
Other Accrued Expenses	3,596	(54,708)
Net cash used in operating activities	(1,896,298)	(1,234,446)

Cash Flows from Investing Activities:
Investment in Intangible Assets	(102,220)	(70,000)
Investment in Fixed Assets	(180,853)	(3,151)
Investment in Capitalized Product Development	–	(16,330)
Net cash used in investing activities	(283,073)	(89,481)

Cash Flows from Financing Activities:
Sale of Preferred Stock, net of offering costs	–	5,379,915
Sale of Common Stock, net of offering costs	–	355,116
Proceeds from Services Advance	750,000	750,000
Repayment of Services Advance	–	(8,242)
Proceeds of Related Party Notes	525	–
Payments of Related Party Notes	–	(103,766)
Net cash provided by financing activities	750,525	6,373,023

Net Increase (Decrease) in Cash and Cash Equivalents	(1,428,846)	5,049,096
Beginning Cash and Cash Equivalents	4,301,099	527,110
Ending Cash and Cash Equivalents	$2,872,253	$5,576,206

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$1,076	$2,230

Schedule of non-cash financing and investing activities:
Common Stock issued as Settlement for Accounts Payable	$–	$32,572
Common Stock issued for Prepaid Services	$–	$113,998

 The accompanying notes are an integral part of these financial statements.

F-4

Genius Brands International, Inc.

Consolidated Statements of Stockholders' Equity

					Additional
	Common Stock		Preferred Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2014 (audited)	6,374,450	$6,375	6,000	$6	$34,866,521	$(21,152,654)	$13,720,248

Conversion of preferred shares	155,000	155	(310)	(0)	(155)		(0)
Imputed Interest for Member Advances	–	–	–	–	12,319	–	12,319
Net Loss	–	–	–	–	–	(1,624,117)	(1,624,117)
Balance, June 30, 2015 (unaudited)	6,529,450	$6,530	5,690	$6	$34,878,685	$(22,776,771)	$12,108,450

The accompanying notes are an integral part of these financial statements.

F-5

Genius Brands International, Inc.

Notes to Financial Statements

March 31, 2015 (unaudited)

Note 1: Organization and Business

Organization and Nature of Business

Genius Brands International, Inc. (“we”, “us”, “our”, “GBI” or the “Company”) is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), the Company produces original content and licenses the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats, including but not limited to, Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and (ii) companies that develop and distribute products based on our content within different product categories, includimg but not limited to, toys, electronics, publishing, home goods, stationary, gifts.

The Company owns a portfolio of original children’s entertainment that is targeted at children from toddlers to teens including the award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab and Stan Lee's Mighty 7, the first project from Stan Lee Comics, LLC , a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to the Company’s wholly-owned brands, it also acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; Celessence Technologies, the world's leading microencapsulation company.

Consistent with the Company’s strategy of securing widespread distribution for its content in a variety of formats and building awareness and engagement for its brands that in turn drives its consumer products business, the Company has expanded its successful relationship with Comcast beyond the already popular Baby Genius on-demand offering. The Company has announced it will launch a new Kid Genius Channel in the Fall of 2015, offering 24-hours of video on-demand content that will be consistent with the Company’s “content and products with a purpose” mission. The new video on-demand channel will include the Company’s own content, in addition to other content the Company will curate, to offer a robust line-up for kids. The Company’s Senior Vice President - International Sales, Andrew Berman, will oversee the channel.

The Company commenced operations in January 2006, assuming all of the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company.  As a result of the Merger, the Company acquired the business and operations of A Squared.

On April 2, 2014, the Company filed a certificate of amendment to its Articles of Incorporation to affect a reverse split of its issued and outstanding common stock on a one-for-one-hundred basis. The reverse stock split was effective with FINRA (Financial Industry Regulatory Authority) on April 7, 2014 (the “Reverse Split”). All per share amounts referenced herein are reflective of the Reverse Split.

Strategic Initiatives

During 2014, the Company began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long run. This included product sales, content distribution, production, and product development:

1)	During the second quarter of 2014, the Company began phasing out the direct production and sale of physical products including DVDs and CDs and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, the Company employed Stone Newman in the newly created position of President - Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands.

2)	Prior to the third quarter of 2014, the Company utilized an agency to license its content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of its expanding portfolio of content, during the second quarter of 2014, the Company formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent the Company locally in key regions.

F-6

3)	During the third and fourth quarter of 2014, the Company partnered with various pre-production, production, and animation companies to provide services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage the Company’s cash flows while enabling it to exploit territories that would otherwise be challenging to manage and monetize. The Company intends to replicate the model for future productions.

4)	The infrastructure the Company has put in place enables it to efficiently exploit a growing portfolio of brands. The Company is actively developing a number of new brands to add to its growing portfolio and consistently looks for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which the Company recently signed. The Company remains focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with the Company’s primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

Liquidity

Historically, the Company has incurred net losses. As of June 30, 2015, the Company had an accumulated deficit of $22,776,771 and a total stockholders’ equity of $12,108,450. At June 30, 2015, the Company had current assets of $3,228,240 including cash of $2,872,253 and current liabilities of $2,234,215, including short-term debt to related parties which bears no interest and has no stated maturity of $411,533 and certain trade payables of $925,000 to which the Company disputes the claim, resulting in working capital of $994,025. For the six months ended June 30, 2015 and 2014, the Company reported a net loss of $1,624,117 and $1,994,792, respectively, and reported net cash used by operating activities during six months ended June 30, 2015 of $1,896,298.

During the six months ended June 30, 2015, the Company received $750,000 in proceeds from the second payment of its long term supply chain services agreement. While the Company believes that these funds plus its working capital will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future. If the Company is unable to attain profitable operations and positive operating cash flows in a reasonable period of time, it may need to (i) seek additional funding, (ii) scale back its development plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid debt instruments with initial maturities of six months or less to be cash equivalents.

Reverse Stock Split

On April 2, 2014, we effected the Reverse Split which was deemed effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-Q, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the Reverse Split, unless otherwise indicated.

Business Combination

On November 15, 2013, the Company entered into the Merger Agreement with A Squared, the Member, and the Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

The audited financial statements have been prepared using the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) 805 Business Combinations.

F-7

See Note 3 - Business Combination for additional information.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc. and its wholly owned subsidiary A Squared. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these unaudited consolidated financial statements so as to conform to current period classifications.

Allowance for Sales Returns

An Allowance for Sales Returns is estimated based on average sales during the previous year. Based on experience, sales growth, and our customer base, the Company concluded that the allowance for sales returns at June 30, 2015 and December 31, 2014 should be $44,108 and $45,582, respectively.

Inventories

Inventories are stated at the lower of cost (average) or market and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $53,338 and $54,673 established as of June 30, 2015 and December 31, 2014.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary methods are discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill of indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. Additionally, the Company develops new videos, music, books and digital applications in addition to adding content, improved animation and bonus songs/features to its existing product catalog. In accordance with ASC 350 Intangible Assets and ASC 730 Research and Development, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

F-8

Films and Televisions Costs

The Company capitalizes production costs for episodic series produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Revenue Recognition

The Company recognized revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 Revenue Recognition.

Revenues associated with the sale of products are recorded when shipped to customers pursuant to approved customer purchase orders resulting in the transfer of title and risk of loss. Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

The Company recognizes revenue in accordance with ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For its distribution, TV, and home entertainment income the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

The Company’s licensing and royalty revenue represents both (a) variable payments based on net sales from brand licensees for content distribution rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees and (b) licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

Recent Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (“ASU No. 2013-11”). ASU No. 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with limited exceptions. ASU No. 2013-11 is effective for interim and annual periods beginning after December 15, 2013 and may be applied retrospectively. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

F-9

In April 2014, the FASB issued Accounting Standards Update No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (“ASU 2014-08”), which raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the new definition of a discontinued operation. It also allows an entity to present a discontinued operation even when it has continuing cash flows and significant continuing involvement with the disposed component. The amendments in ASU 2014-08 are effective prospectively for disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: identify the contract(s) with a customer; identify the performance obligations in the contract; determine the transaction price; allocate the transaction price to the performance obligations in the contract; and recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification Topic No. 605, “Revenue Recognition,” most industry-specific guidance throughout the industry topics of the accounting standards codification, and some cost guidance related to construction-type and production-type contracts. ASU 2014-09 is effective for public entities for annual periods and interim periods within those annual periods beginning after December 15, 2016. Early adoption is not permitted. Companies may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”). The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Accounting Standards Codification Topic No. 718, “Compensation - Stock Compensation” (“ASC 718”), as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in ASU 2014-12 are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries, and are not expected to have a material effect on our financial position, results of operations, or cash flows.

Note 3: Business Combination

Overview

On November 15, 2013, the Company entered into the Merger Agreement with A Squared and Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

Immediately following the Merger, the Company’s pre-Merger shareholders and option holders owned approximately 50% of the Company’s common stock on a fully-diluted basis, and former A Squared members directly and indirectly owned approximately 50% of the Company’s common stock on a fully diluted basis.

Pursuant to the terms and conditions of the Merger:

•	At the closing of the Merger, the membership interests of A Squared issued and outstanding immediately prior to the closing of the Merger were cancelled, and the Member received 2,972,183 shares of our common stock.
•	Upon the closing of the Merger, Klaus Moeller resigned as the Company’s Chief Executive Officer and Chairman, Larry Balaban resigned as the Company’s Corporate Secretary, and Howard Balaban resigned as the Company’s Vice President of Business Development. Simultaneously with the effectiveness of the Merger, Andrew Heyward was appointed as the Company’s Chief Executive Officer, Amy Moynihan Heyward was appointed as the Company’s President and Gregory Payne was appointed as the Company’s Corporate Secretary. Mr. Moeller remained a director of the Company until his subsequent resignation on May 15, 2014.
•	Effective upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Michael Meader, Larry Balaban, Howard Balaban and Saul Hyatt resigned as directors of the Company, and Andrew Heyward, Amy Moynihan Heyward, Lynne Segall, Jeffrey Weiss, Joseph “Gray” Davis, William McDonough and Bernard Cahill were appointed as directors of the Company. On December 9, 2013, these changes to the Board of Directors were made effective.

F-10

Accounting Treatment

Although the transaction was structured as a merger of equals, the merger was treated as a business combination for accounting purposes. The audited financial statements have been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Genius Brands is the deemed accounting acquirer, and A Squared is the deemed accounting acquiree based on the following factors: the transfer of the Company’s equity as consideration for the merger, the relative size of the pre-merger assets and revenue bases with the Company holding a significantly larger asset and revenue base as compared to A Squared, and the fact that the Company paid a premium over the pre-combination fair value of A Squared.

Purchase Price Allocation

The following table summarizes the final purchase accounting for the fair value of the assets acquired and liabilities assumed at the date of the Merger:

Allocated Fair Value
Cash	$283,199
Accounts Receivable	89,398
Prepaid Expenses and Other Assets	145,574
Property and equipment, net	75,385
Identifiable artistic-related intangible assets (a)	1,740,000
Total assets acquired	2,333,556

Accounts Payable	(404,757)
Accrued Expenses	(450,000)
Short Term Debt - Related Party	(516,966)
Disputed Trade Payable	(925,000)
Total liabilities assumed	(2,296,723)

Net assets acquired	36,833

Consideration (b)	10,402,638

Goodwill	$10,365,805

(a)	The value of the identifiable artistic-related intangible assets was determined by an independent Corporate Finance and Business Valuation firm.
(b)	As consideration for the net assets acquired in the Merger, the Company issued an aggregate of 2,972,183 shares of its common stock the Parent Member, valued at $3.50 per share. The acquisition-date fair value of the common stock was based on the common stock sold under the private placement on the date of the Merger.

Note 4: Investment in Stan Lee Comics, LLC

In November 2009, A Squared formed a joint venture, Stan Lee Comics, LLC, with POW Entertainment Inc. (“POW”), a California corporation, and Archie Comics Publications, Inc. (“Archie”), a New York corporation, to create, produce, and distribute comic books and other intellectual property based on exclusive properties created by Stan Lee and owned by POW. Each of A Squared, POW, and Archie own one-third of Stan Lee Comics, LLC.

Upon formation, the parties agreed that POW would contribute certain properties to Stan Lee Comics, LLC as consideration for its ownership interest. Similarly, A Squared would contribute certain creative development functions and be entitled to the exercise of all audio-visual development, production and distribution rights in all media, as well as all merchandising rights, in and to the contributed properties as consideration for its ownership interest. Finally, Archie would be entitled to all comic book publication and distribution rights in and to the contributed properties as consideration for its ownership interest. Each party would be entitled to one-third of any net proceeds derived from the contributed properties or their derivative works after recoupment of production cost and fees. Stan Lee Comics, LLC is the owner of the Stan Lee and the Mighty 7 property.

Upon closing of the Merger, the Company assumed the rights to Stan Lee Comics, LLC held by A Squared.

Pursuant to ASC 323-30, as of June 30, 2015, the Company has recorded the Investment in Stan Lee Comics, LLC at $0 as no monetary consideration was paid by A Squared, or assumed by the Company in the Merger, for the ownership interest in Stan Lee Comics, LLC.

Note 5: Inventory

During the second quarter of 2014, the Company began a strategic initiative to restructure its product sales business by phasing out the direct sale of physical products including DVDs and CDs and shifting to a licensing model. On July 14, 2014, the Company employed Stone Newman in the newly created position of President - Worldwide Consumer Products to manage all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming.

As of June 30, 2015 and December 31, 2014, the Company had recorded a total reserve of $53,338 and $54,673, respectively. In addition to nominal changes to the reserve made during the normal course of business, during the second quarter of 2014, the Company determined that a portion of its inventory may not be saleable and recorded an additional reserve of $174,963 which was recorded as a loss on inventory. Finally, during the fourth quarter of 2014, the Company donated certain inventory that had already been reserved for at which time the inventory was written off.

F-11

Note 6: Property and Equipment, Net

The Company has property and equipment as follows as of June 30, 2015 and December 31, 2014:

	6/30/2015	12/31/2014
Furniture and Equipment	$12,385	$12,385
Computer Equipment	40,600	36,649
Leasehold Improvements	176,903	99,778
Software	15,737	15,737
Less Accumulated Depreciation	(62,179)	(132,129)
Property and Equipment, Net	$183,446	$32,420

During the six months ended June 30, 2015 and 2014, the Company recorded depreciation expense of $29,827 and $25,108, respectively.

Note 7: Film and Television Costs and Capitalized Product Development in Process

As of June 30, 2015, the Company had Film and Television Costs of $716,465 compared to $303,953 at December 31, 2014. The increase relates to the development and production of episodes of Thomas Edison’s Secret Lab as well as the development of Space Princesses (working title).

As of June 30, 2015, the Company had Capitalized Product Development in Process of $0 compared to $7,500 as of December 31, 2014. During the six months ended June 30, 2015, the Company fully impaired these assets.

Note 8: Goodwill and Intangible Assets, Net

Goodwill

In association with the Merger, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired (See Note 3 - Business Combination for additional information). Pursuant to ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. Through June 30, 2015, the Company has not recognized any impairment related to Goodwill.

Intangible Assets, Net

The Company had following intangible assets as of June 30, 2015 and December 31, 2014:

	6/30/2015	12/31/2014
Identifiable artistic-related assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	3,257,129	3,257,129
Other Intangible Assets (b)	172,220	70,000
Less Accumulated Amortization (c)	(3,350,844)	(3,320,522)
Intangible Assets, Net	$1,948,336	$1,876,438

(a)	In association with the Merger, the Company acquired $1,740,000 in identifiable artistic-related assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm during the fourth quarter of 2013. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. Through June 30, 2015, the Company has not recognized any impairment expense related to these assets.
(b)	Pursuant to ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. During the six months ended June 30, 2015 and 2014, the Company did not recognize any impairment of these assets.
(c)	During the six months ended June 30, 2015 and 2014, the Company recognized $30,322 and $28,521, respectively, in amortization expense related to these intangible assets.

F-12

Expected future intangible asset amortization as of June 30, 2015 is as follows:

Fiscal Year:
2015	$34,835
2016	38,596
2017	17,180
2018	8,655
2019	8,655
Total	$107,921

Note 9: Deferred Revenue and Advances

As of June 30, 2015 and December 31, 2014, the Company had deferred revenue and advances of $899,333 and $882,577, respectively, resulting from the collection of certain advances or minimum guarantees against future royalty payments or flat license fees from its customers. These amounts represent collections for which revenue recognition criteria have not been met.

Note 10: Accrued Liabilities

As of June 30, 2015 and December 31, 2014, the Company has the following accrued liabilities:

	6/30/2015	12/31/2014
Accrued Salaries and Wages
Accrued Salaries and Wages	$88,053	$50,288

Disputed Trade Payables
Disputed Trade Payables (a)	925,000	925,000

Services Advance
Services Advance (b)	1,489,583	739,583

Accrued Expenses
Other Accrued Expenses	287,178	283,582

Total Accrued Liabilities	$2,789,814	$1,998,453

(a)	As part of the Merger, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability.
(b)

During the first quarter of 2014, the Company entered into an exclusive three year agreement with Sony DADC, the optical disc manufacturing and fulfillment arm of Sony, to provide all CD, DVD and BD replication, packaging and distribution to Genius Brands International’s direct customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disc replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from Sony DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. At the end of the term, the Company is obligated to repay a pro-rata portion of the advance if it has not ordered a minimum number of DVD/CD units during the term.

F-13

Note 11: Short Term Debt - Related Parties

As part of the Merger, the Company acquired certain liabilities from A Squared. From time to time, A Squared required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andrew Heyward. As of June 30, 2015, these advances totaled $411,533, compared to $411,008 as of December 31, 2014.

These advances are interest free and have no stated maturity. The Company has applied an imputed interest rate of 6% in accordance with ASC 835-30-45. During six months ended June 30, 2015 and 2014, the Company recognized imputed interest expense of $12,319 and $13,370 as a contribution to additional paid-in capital, respectively.

Note 12: Stockholders’ Equity

Common Stock

As part of the Reincorporation, the total number of authorized shares of common stock was changed to 250,000,000 shares, $0.001 par value per share. The common stock and additional paid in capital accounts were restated as of December 31, 2012, and for the years then ended, to recognize the change from no par common stock to a par value of $0.001 per share. The Company conducted a consent solicitation of its stockholders of record as of September 3, 2013 (the “Record Date”) to approve certain corporate actions. Stockholders, representing at least a majority of outstanding shares of the Company’s voting capital as of the Record Date voted by written consent to approve an amendment to the Company’s Article of Incorporation in order to increase the number of common stock authorized to 700,000,000 from 250,000,000. As of June 30, 2015 and December 31, 2014, the total number of authorized shares of common stock was 700,000,000.

As part of the aforementioned consent solicitation, stockholders, representing at least a majority of outstanding shares of the Company’s voting capital as of the Record Date, also voted by written consent to approve a proposal to effect the Reverse Split of the Company’s common stock in a ratio to be determined by the Board which would not be less than One for Ten (1:10) and not more than One for One-Hundred (1:100), which was to be effective no later than September 30, 2014, at such ratio and at such time in the sole discretion of the Board and in lieu of issuing any fractional shares resulting from the Reverse Split, to issue the next whole share.

On April 2, 2014, we filed an amendment to our Articles of Incorporation to effect the Reverse Split on a one-for-one hundred basis. The Reverse Split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-Q, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the Reverse Split, unless otherwise indicated. The total number of authorized shares of common stock was not adjusted in conjunction with the Reverse Split.

As of June 30, 2015 and December 31, 2014, there were 6,529,450 and 6,374,450 shares of common stock issued and outstanding.

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock”. On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

Each share of the newly designated Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $2.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. Holders of our outstanding shares of Series A Preferred Stock are entitled to vote on an “as converted” basis with the holders of Common Stock, equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible, but not in excess of any applicable beneficial ownership limitations governing such shares.

F-14

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The closing of the transaction was subject to certain customary closing conditions and closed on May 15, 2014. On various dates subsequent to June 30, 2015, the Company received notices of conversion from certain preferred stock holders to convert 310 shares of Series A Convertible Preferred Stock into 155,000 shares of the Company’s common stock.

On various dates during the six months ended June 30, 2015, the Company received notices of conversion from certain preferred stock holders to convert 310 shares of Series A Convertible Preferred Stock into 155,000 shares of the Company’s common stock.

As of June 30, 2015 and December 31, 2014, 5,690 and 6,000 shares of preferred stock, designated as Series A Convertible Preferred Stock, were issued and outstanding.

Note 13: Stock Options

The Company has adopted the provisions of ASC 718 - Compensation which requires companies to measure the cost of employee services received in exchange for equity instruments based on the grant date fair value of those awards and to recognize the compensation expense over the requisite service period during which the awards are expected to vest.

On December 29, 2008, the Company adopted the Pacific Entertainment Corporation 2008 Stock Option Plan (the “Plan”), which provides for the issuance of qualified and non-qualified stock options to officers, directors, employees and other qualified persons. The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. The number of shares of the Company’s common stock initially reserved for issuance under the Plan was 110,000. On September 2, 2011, the shareholders holding a majority of the Company’s outstanding common stock adopted an amendment to the Company’s 2008 Stock Option Plan to increase the number of shares of common stock issuable under the plan to 500,000.

The following schedule summarizes the changes in the Company’s stock option plan during the six months ended June 30, 2015:

	Options Outstanding	Exercise	Weighted Average Remaining	Aggregate	Weighted Average Exercise
	Number of	Price	Contractual	Intrinsic	Price
	Shares	per Share	Life	Value	per Share
Balance at December 31, 2014	350	$6.00 - 33.60	2.29 years	$–	$15.09
Options Granted	–
Options Exercised	–
Options Cancelled	(350)
Balance at June 30, 2015	–	–	–	$–	$–

Exercisable December 31, 2014	350	$6.00 - 33.60	2.29 years	$–	$15.09
Exercisable June 30, 2015	–	$ –	–	$–	$–

The Company did not recognize any stock based compensation expense during the six months ended June 30, 2015 or 2014.

Note 14: Warrants

The Company has warrants outstanding to purchase up to 300,000 shares of our common stock at June 30, 2015 and December 31, 2014.

In connection with the sale of the Company’s newly designated Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which Chardan received a cash fee of $535,000 and a warrant to purchase up to 300,000 shares of the Company’s common stock. These warrants vested immediately, have an exercise price of $2.00 per share, and have a five year term.

F-15

The following schedule summarizes the changes in the Company’s outstanding warrants during the six months ended June 30, 2015:

	Warrants Outstanding	Exercise	Weighted Average Remaining	Aggregate	Weighted Average Exercise
	Number of	Price	Contractual	Intrinsic	Price
	Shares	per Share	Life	Value	per Share
Balance at December 31, 2014	300,000	$2.00	4.37 years	–	$2.00
Warrants Granted	–
Warrants Exercised	–
Warrants Expired	–
Balance at June 30, 2015	300,000	$2.00	3.88 years	$60,000	$2.00

Exercisable December 31, 2014	300,000	$2.00	4.37 years	–	$2.00
Exercisable June 30, 2015	300,000	$2.00	3.88 years	$60,000	$2.00

Note 15: Income Taxes

The Company accounts for income taxes in accordance with ASC 740 Income Taxes, which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns.  A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements.  ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

At the adoption date of January 1, 2008, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of June 30, 2015 and December 31, 2014, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California.  The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

Note 16: Employment Agreements

On November 15, 2013, as a closing condition to the Merger, the Company entered into five-year employment agreements with Andrew Heyward to serve as Chief Executive Officer and Amy Moynihan Heyward to serve as President of the Company, for which each receives an annual base salary of $200,000 and $180,000, respectively.

Effective May 26, 2014, the Company entered into an employment agreement with Andrew Berman for the newly created position of Senior Vice President - International Sales. The agreement has a one year term with an additional one year term renewal subject to approval of the Company and Mr. Berman. The agreement provides for an annual salary of $175,000.

Effective July 14, 2014, the Company employed Stone Newman in the newly created operating position of President - Worldwide Consumer Products and executed a three-year employment agreement which either party may terminate on the 12th and 24th month anniversary upon thirty (30) days’ notice. Mr. Newman will have oversight over all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming as well as certain brands he previously managed prior to his employment by the Company. The agreement provides Mr. Newman with an annual salary of $275,000 plus an additional participation for certain customers.

F-16

Note 17: Lease Commitments

As of December 31, 2014, the Company leased approximately 2,807 square feet of office space at 9401 Wilshire Boulevard, Beverly Hills, California pursuant to a standard office lease dated February 3, 2012. The lease had a term of 3 years, from May 1, 2012 through April 30, 2015. The monthly rent was $10,807 which was to be adjusted upward 3% each year on the anniversary of the lease. The Company did not renew this lease.

During the first quarter of 2015, the Company entered into an agreement for new office space to which it relocated its operations upon the expiration of its prior lease. Effective May 1, 2015, the Company began leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company will pay approximately $136,542 annually subject to annual escalations of 3%.

Rental expenses incurred for operating leases during the six months ended June 30, 2015 and 2014 were $72,136 and $70,344, respectively.

The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2015	$68,226
2016	139,273
2017	143,451
2018	36,214
$410,053

Note 18: Commitment and Contingencies

In the normal course of the its business, the Company enters into agreements which call for the payment of royalties or “profit” participations for the use of third party intellectual property. For properties such as Gisele & The Green Team, Martha & Friends and Stan Lee and the Mighty 7, the Company is obligated to share net profits with the underlying rights holders on a certain basis, defined in the respective agreements.

In addition, the Company has also entered into an agreement with XingXing Digital Corporation, an animation company based in China pursuant to which in exchange for the investment of 100% of the costs of the animation, XingXing is entitled to receive a specified percentage of the net proceeds received by the Company from the exploitation of those series on which XingXing has provided animation services. The series covered by this arrangement are Secret Millionaires Club and Gisele & the Green Team.

The Company has also entered into a similar arrangement with another production vendor, BangZoom Entertainment, which calls for a payment of $120,000 from the net profits received by the Company from the exploitation of the series Secret Millionaires Club. The payment represents the deferral of certain costs and fees for audio/video post-production work performed by such vendor in connection with that series.

In July 2014, the Company has partnered with Symbiosis Technologies (“Symbiosis”) in which Symbiosis will provide certain pre-production and production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

In December 2014, the Company has partnered with Telegael Teoranta (“Telegael”) in which Telegael will provide certain production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

Note 19: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Genius Brands International, Inc.

Beverly Hills, California

We have audited the accompanying consolidated balance sheets of Genius Brands International, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Brands International, Inc. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

March 31, 2015

F-18

Genius Brands International, Inc.

Consolidated Balance Sheets

As of December 31, 2014 and 2013

ASSETS	12/31/2014	12/31/2013
Current Assets:
Cash and Cash Equivalents	$4,301,099	$527,110
Accounts Receivable, net	208,486	893,826
Inventory	11,691	224,351
Prepaid and Other Assets	217,622	582,056
Total Current Assets	4,738,898	2,227,343

Property and Equipment, net	32,420	78,748
Film and Television Costs	303,953	–
Capitalized Product Development in Process	7,500	54,575
Intangible Assets, net	1,876,438	1,865,706
Goodwill	10,365,805	10,365,805
Investment in Stan Lee Comics, LLC	–	–
Total Assets	$17,325,014	$14,592,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$312,728	$889,919
Accrued Expenses	283,582	219,275
Deferred Revenue and Advances	242,160	107,264
Accrued Salaries and Wages	50,288	59,958
Disputed Trade Payable	925,000	925,000
Short Term Debt - Related Party	411,008	516,659
Total Current Liabilities	2,224,766	2,718,075

Long Term Liabilities:
Deferred Revenue and Advances	640,417	378,000
Services Advance	739,583	–
Total Liabilities	3,604,766	3,096,075

Stockholders’ Equity
Preferred Stock, $0.001 par value, 10,000,000 share authorized, respectively; 6,000 and 0 shares issued and outstanding, respectively	6	–
Common Stock, $0.001 par value, 700,000,000 shares authorized, respectively; 6,374,450 and 5,918,704 shares issued and outstanding, respectively	6,375	5,919
Additional Paid in Capital	34,866,521	28,914,238
Accumulated Deficit	(21,152,654)	(17,424,055)
Total Stockholders’ Equity	13,720,248	11,496,102

Total Liabilities and Stockholders’ Equity	$17,325,014	$14,592,177

The accompanying notes are an integral part of these audited financial statements.

F-19

Genius Brands International, Inc.

Consolidated Statements of Operations

Periods Ending December 31, 2014 and 2013

	12/31/2014	12/31/2013
Revenues:
Product Sales	$497,273	$1,682,780
Television & Home Entertainment	117,670	505,552
Licensing & Royalties	310,845	368,206
Total Revenues	925,788	2,556,538

Cost of Sales	500,000	1,504,138

Gross Profit	425,788	1,052,400

Operating Expenses:
Product Development	1,700	139,082
Professional Services	953,463	451,537
Rent Expense	140,070	24,898
Marketing & Sales	338,598	308,355
Depreciation & Amortization	109,753	160,654
Salaries and Related Expenses	1,432,314	1,329,715
Stock Compensation Expense	–	539,185
Bad Debt Expense	73,458	–
Other General & Administrative	852,895	460,818
Total Operating Expenses	3,902,251	3,414,244

Loss from Operations	(3,476,463)	(2,361,844)

Other Income (Expense):
Other Income	34,700	208
Interest Expense	(11,750)	(1,663,632)
Interest Expense - Related Parties	(25,842)	(30,189)
Gain (loss) on Distribution Contracts	(47,229)	4,997
(Gain) loss on Conversion of Accounts Payable	(4,072)	–
(Gain) loss on Settlement or Extinguishment of Debt	56,519	(614,073)
Gain (loss) on Disposition of Assets	(70,905)	(251,192)
Gain (loss) on Inventory	(174,963)	–
Unrealized gain (loss) on Foreign Currency Translation	(8,594)	–
Gain (loss) on Derivative Valuation	–	(1,886,943)
Gain (loss) on Exchange of Warrants	–	(312,144)
Net Other Income (Expense)	(252,136)	(4,752,968)

Loss before Income Tax Expense	(3,728,599)	(7,114,812)

Income Tax Expense	–	–

Net Loss from Continuing Operations	(3,728,599)	(7,114,812)
Net Loss from Discontinued Operations	–	(101,219)
Net Loss	$(3,728,599)	$(7,216,031)

Net Loss per Common Share from Continuing Operations	$(0.60)	$(5.03)
Net Loss per Common Share from Discontinued Operations	–	(0.07)
Total Net Loss per Common Share	$(0.60)	$(5.10)

Weighted Average Shares Outstanding	6,254,497	1,413,631

The accompanying notes are an integral part of these audited financial statements.

F-20

Genius Brands International, Inc.

 Consolidated Statements of Stockholders' Equity (Deficit)

	Common Stock		Preferred Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2012	719,127	$719	–	$–	$9,962,062	$(10,208,024)	$(245,243)

Common Stock Issued for Cash, Net of Offering Costs	296,429	297	–	–	968,240	–	968,537
Common Stock Issued for Services	126,899	127	–	–	535,347	–	535,474
Common Stock Issued in exchange for repayment of Note Payable	1,685,236	1,685	–	–	6,180,411	–	6,182,096
Common Stock Issued in exchange for repayment of Accounts Payable	10,020	10	–	–	28,046	–	28,056
Common Stock Issued in exchange for Warrants, net of costs	53,810	54	–	–	336,336	–	336,390
Common Stock Issued for Bonuses to Officers and Directors	55,000	55	–	–	187,445	–	187,500
Common Stock Issued for Merger with A Square Entertainment	2,972,183	2,972	–	–	10,399,666	–	10,402,638
Stock Compensation Expense	–	–	–	–	316,685	–	316,685
Net Loss	–	–	–	–	–	(7,216,031)	(7,216,031)
Balance, December 31, 2013	5,918,704	$5,919	–	$–	$28,914,238	$(17,424,055)	$11,496,102
			–	–
Common Stock Issued for Cash, Net of Offering costs	102,860	103	–	–	355,013	–	355,116
Common Stock Issued for Purchase Price Adjustment pursuant to Securities Purchase Agreement	305,562	306	–	–	(306)	–	–
Common Stock Issued in exchange for repayment of Accounts Payable	8,143	8	–	–	32,564	–	32,572
Common Stock Issues for Services	48,000	48	–	–	159,252	–	159,300
Series A Convertible Preferred Stock Issued for Cash, Net of Offering Costs	–	–	6,000	6	5,379,909	–	5,379,915
Imputed Interest for Member Advances	–	–	–	–	25,842	–	25,842
Cancellation of Common Stock	(9,000)	(9)	–	–	9		–
Adjustment to reconcile shares outstanding due to Reverse Stock Split	181	–	–	–	–	–	–
Net Loss	–	–	–	–	–	(3,728,599)	(3,728,599)
Balance, December 31, 2014	6,374,450	$6,375	6,000	$6	$34,866,521	$(21,152,654)	$13,720,248

 The accompanying notes are an integral part of these audited financial statements.

F-21

Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Periods Ended December 31, 2014 and 2013

Cash Flows from Operating Activities:	12/31/2014	12/31/2013
Net Loss	$(3,728,599)	$(7,216,031)
Adjustments to reconcile net loss to net cash provided in operating activities:
Depreciation Expense	50,484	13,730
Amortization Expense	59,269	146,924
Imputed Interest Expense	25,842	–
Bad Debt Expense	73,458	–
Accretion of Discount on Convertible Debentures	–	1,294,350
Issuance of Common Stock for Interest Expense	–	51,859
Issuance of Common Stock for Services	127,200	167,260
Issuance of Common Stock on Bonuses to Officers and Directors	–	222,500
Stock Compensation Expense	–	316,685
(Gain) Loss on Conversion of Accounts Payable	4,072	–
(Gain) Loss on Settlement or Extinguishment of Debt	(56,519)	614,073
(Gain) Loss on Derivative Valuation	–	1,886,943
(Gain) Loss on Exchange of Warrants	–	312,144
(Gain) Loss on Distribution Contracts	47,229	(4,997)
(Gain) Loss on Disposition of Assets	70,905	251,192
(Gain) Loss on Inventory	174,963	–
(Gain) Loss on Discontinued Operations	–	101,219
(Gain) Loss on Foreign Currency Translation	8,594	–

Decrease (increase) in operating assets:
Accounts Receivable	603,288	279,804
Inventory	37,697	101,721
Prepaid Expenses & Other Assets	361,534	36,716
Other Receivables	–	466,762
Film and Television Costs, net	(303,953)	–

Increase (decrease) in operating liabilities:
Accounts Payable	(492,173)	(354,498)
Accrued Salaries	(9,670)	196,318
Accrued Interest	–	11,135
Accrued Interest - Related Party	–	–
Deferred Revenue and Advances	397,313	–
Other Accrued Expenses	67,078	(16,126)
Net cash provided/(used) in operating activities	(2,481,988)	(1,120,317)

Cash Flows from Investing Activities:
Investment in Capitalized Product Development	(23,830)	–
Investment in Intangible Assets	(70,000)	(67,461)
Investment in Fixed Assets	(4,156)	(2,825)
Merger with A Squared Entertainment	–	283,199
Net cash provided/(used) by investing activities	(97,986)	212,913

Cash Flows from Financing Activities:
Sale of Preferred Stock, net of offering costs	5,379,915	–
Sale of Common Stock, net of offering costs	355,116	968,537
Cost of Warrant Exchange	–	(15,264)
Proceeds from Services Advance	750,000	–
Repayment of Services Advance	(10,417)	–
Payments of Related Party Notes	(105,651)	(307)
Debt Issuance Costs	(15,000)	(275,000)
Proceeds from Bridge Notes	–	309,000
Net cash provided/(used) by financing activities	6,353,963	986,966

Net increase in Cash and Cash Equivalents	3,773,989	79,562
Beginning Cash and Cash Equivalents	527,110	447,548
Ending Cash and Cash Equivalents	$4,301,099	$527,110

F-22

Genius Brands International, Inc.

Consolidated Statements of Cash Flows - continued

Periods Ended December 31, 2014 and 2013

	12/31/2014	12/31/2013
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$6,063	$–

Schedule of non-cash financing and investing activities:
Common Stock issued as Settlement for Accounts Payable	$32,572	$50,100
Common Stock issued for Pre-Paid Services	$32,100	$333,215
Common Stock issued for Merger, net of cash	$–	$10,119,439
Conversion of Debentures and Accrued Interest to Common Stock	$–	$1,201,474
Conversion of Warrants to Common Stock	$–	$312,144
Conversion of Short Term Bridge Notes and Accrued Interest to Common Stock	$–	$543,719
Conversion of Related Party Notes and Accrued Interest to Common Stock	$–	$472,360
Conversion of Accrued Salaries to Common Stock	$–	$612,443
Accrued Salaries converted to Short Term Note Payable	$–	$221,000
Common Stock issued for Issuance Costs	$–	$15,264
Common Stock issued for Derivative Liabilities	$–	$3,107,608
Common Stock issued for Debt Discount	$–	$342,500

The accompanying notes are an integral part of these audited financial statements.

F-23

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Note 1: Organization and Business

Organization and Nature of Business

Genius Brands International, Inc. (“we”, “us”, “our”, “GBI” or the “Company”) is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), the Company produces original content and licenses the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

The Company owns a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab and Stan Lee's Mighty 7, the first project from Stan Lee Comics, LLC, a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to the Company’s wholly-owned brands, it also acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; Celessence Technologies, the world's leading microencapsulation company.

The Company commenced operations in January 2006, assuming all of the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company.  As a result of the Merger, the Company acquired the business and operations of A Squared.

On April 2, 2014, the Company filed a certificate of amendment to its Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a one-for-one-hundred basis. The reverse stock split was effective with FINRA (Financial Industry Regulatory Authority) on April 7, 2014 (the “Reverse Split”). All per share amounts referenced herein are reflective of the Reverse Split.

Strategic Initiatives

During 2014, the Company began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long run. This included product sales, content distribution, production, and product development:

1)	During the second quarter of 2014, the Company began phasing out the direct production and sale of physical products including DVDs and CDs and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, the Company employed Stone Newman in the newly created position of President – Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands.

F-24

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

2)	Prior to the third quarter of 2014, the Company utilized an agency to license its content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of its expanding portfolio of content, during the second quarter of 2014, the Company formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent the Company locally in key regions.

3)	During the third and fourth quarter of 2014, the Company partnered with various pre-production, production, and animation companies to provide services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage the Company’s cash flows while enabling it to exploit territories that would otherwise be challenging to manage and monetize. The Company intends to replicate the model for future productions.

4)	The infrastructure the Company has put in place enables it to efficiently exploit a growing portfolio of brands. The Company is actively developing a number of new brands to add to its growing portfolio and consistently looks for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which the Company recently signed. The Company remains focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with the Company’s primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

Liquidity

Historically, the Company has incurred net losses. As of December 31, 2014, the Company had an accumulated deficit of $21,152,654 and a total stockholders’ equity of $13,720,248. At December 31, 2014, the Company had current assets of $4,738,898, including cash of $4,301,099 and current liabilities of $2,224,766, including short-term debt to related parties which bears no interest and has no stated maturity of $411,008 and certain trade payables of $925,000 to which the Company disputes the claim, resulting in working capital of $2,514,132. For the years ended December 31, 2014 and 2013, the Company reported a net loss of $3,728,599 and $7,216,031, respectively, and reported net cash used by operating activities during year ended December 31, 2014 of $2,481,988.

During 2014, the Company received proceeds from the issuance of common stock, the issuance of Series A Convertible Preferred Shares, the execution of a long-term, exclusive supply chain services agreement, and the execution music advance agreements. Additionally subsequent to the end of the year, the Company received the second payment pursuant to its long term supply chain services agreement. While the Company believes that these funds will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future. If the Company is unable to attain profitable operations and positive operating cash flows, it may need to (i) seek additional funding, (ii) scale back its development plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents.

Reverse Stock Split

On April 2, 2014, we filed a certificate of amendment to our Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a one-for-one hundred basis. The reverse stock split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-K, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the reverse split, unless otherwise indicated.

Business Combination

On November 15, 2013, the Company entered into a Merger Agreement with A Squared, the Member, and the Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

F-25

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

The audited financial statements have been prepared using the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) 805 Business Combinations.

See Note 3 - Business Combination for additional information.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc. and its wholly owned subsidiary A Squared Entertainment, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these audited consolidated financial statements so as to conform to current period classifications.

Allowance for Sales Returns

An Allowance for Sales Returns is estimated based on average sales during the previous year. Based on experience, sales growth, and our customer base, the Company concluded that the allowance for sales returns at December 31, 2014 and 2013 should be $45,582 and $43,000, respectively.

Inventories

Inventories are stated at the lower of cost (average) or market and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $54,673 and $93,607 established as of December 31, 2014 and 2013, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary methods are discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill of indefinite lived intangible assets in future periods.

F-26

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. Additionally, the Company develops new videos, music, books and digital applications in addition to adding content, improved animation and bonus songs/features to its existing product catalog. In accordance with ASC 350 Intangible Assets and ASC 730 Research and Development, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Films and Televisions Costs

The Company capitalizes production costs for episodic series produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Revenue Recognition

The Company recognized revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 Revenue Recognition.

Revenues associated with the sale of products are recorded when shipped to customers pursuant to approved customer purchase orders resulting in the transfer of title and risk of loss. Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

The Company recognizes revenue in accordance with ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For its distribution, TV, and home entertainment income the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

The Company’s licensing and royalty revenue represents both (a) variable payments based on net sales from brand licensees for content distribution rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees and (b) licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

Shipping and Handling

The Company records shipping and handling expenses in the period in which they are incurred and are included in the Cost of Goods Sold.

Stock Based Compensation

As required by ASC 718 - Stock Compensation, the Company recognizes an expense related to the fair value of our stock-based compensation awards, including stock options, using the Black-Scholes calculation as of the date of grant.

F-27

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Advertising Costs

The Company’s marketing costs are primarily related to advertising, trade shows, public relation fees and production and distribution of collateral materials. In accordance with ASC 720 regarding Advertising Costs, the Company expenses advertising costs in the period in which the expense is incurred. Marketing and Sales costs incurred by licensees are borne fully by the licensee and are not the responsibility of the Company. Advertising expense for the year ended December 31, 2014 and 2013 was $256,272 and $117,914, respectively.

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

Concentration of Risk

The Company’s cash is maintained at two financial institutions and from time to time the balances for this account exceed the Federal Deposit Insurance Corporation’s (“FDIC’s”) insured amount. Balances on interest bearing deposits at banks in the United States are insured by the FDIC up to $250,000 per account. As of December 31, 2014, the Company had one account with an uninsured balance of $3,923,931. As of December 31, 2013, the Company had one account with an uninsured balance of $123,053.

For fiscal year 2014, the Company had three customers whose total revenue exceeded 10% of the total consolidated revenue. These customers account for 19%, 13%, and 11% of total revenue, respectively. Those three accounts made up 11%, 0%, and 14% of accounts receivable, respectively. For fiscal year 2013, the Company had three customers whose total revenue exceeded 10% of the total consolidated revenue. These customers account for 22%, 20%, and 14% of total revenue, respectively. Those three accounts made up 0%, 6%, and 39% of accounts receivable, respectively. The major customers for the year ending December 31, 2014 are not necessarily the same as the major customers at December 31, 2013. There is significant financial risk associated with a dependence upon a small number of customers. The Company periodically assesses the financial strength of these customers and establishes allowances for any anticipated bad debt. At December 31, 2014 and 2013, no allowance for bad debt has been established for the major customers as these amounts are believed to be fully collectible.

Fair value of financial instruments

The carrying amounts of cash, receivables and accrued liabilities approximate fair value due to the short-term maturity of the instruments.

We adopted ASC 820 as of January 1, 2008 for financial instruments measured at fair value on a recurring basis. ASC Topic 820 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

F-28

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (“ASU No. 2013-11”). ASU No. 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with limited exceptions. ASU No. 2013-11 is effective for interim and annual periods beginning after December 15, 2013 and may be applied retrospectively. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In April 2014, the FASB issued Accounting Standards Update No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (“ASU 2014-08”), which raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the new definition of a discontinued operation. It also allows an entity to present a discontinued operation even when it has continuing cash flows and significant continuing involvement with the disposed component. The amendments in ASU 2014-08 are effective prospectively for disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: identify the contract(s) with a customer; identify the performance obligations in the contract; determine the transaction price; allocate the transaction price to the performance obligations in the contract; and recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification Topic No. 605, “Revenue Recognition,” most industry-specific guidance throughout the industry topics of the accounting standards codification, and some cost guidance related to construction-type and production-type contracts. ASU 2014-09 is effective for public entities for annual periods and interim periods within those annual periods beginning after December 15, 2016. Early adoption is not permitted. Companies may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

F-29

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”). The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Accounting Standards Codification Topic No. 718, “Compensation - Stock Compensation” (“ASC 718”), as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in ASU 2014-12 are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries, and are not expected to have a material effect on our financial position, results of operations, or cash flows.

Note 3: Business Combination

Overview

On November 15, 2013, the Company entered into the Merger Agreement with A Squared and Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

Immediately following the Merger, the Company’s pre-Merger shareholders and option holders owned approximately 50% of the Company’s common stock on a fully-diluted basis, and former A Squared members directly and indirectly owned approximately 50% of the Company’s common stock on a fully diluted basis.

Pursuant to the terms and conditions of the Merger:

•	At the closing of the Merger, the membership interests of A Squared issued and outstanding immediately prior to the closing of the Merger were cancelled, and the Member received 2,972,183 shares of our common stock.
•	Upon the closing of the Merger, Klaus Moeller resigned as the Company’s Chief Executive Officer and Chairman, Larry Balaban resigned as the Company’s Corporate Secretary, and Howard Balaban resigned as the Company’s Vice President of Business Development. Simultaneously with the effectiveness of the Merger, Andrew Heyward was appointed as the Company’s Chief Executive Officer, Amy Moynihan Heyward was appointed as the Company’s President and Gregory Payne was appointed as the Company’s Corporate Secretary. Mr. Moeller remained a director of the Company until his subsequent resignation on May 15, 2014.
•	Effective upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Michael Meader, Larry Balaban, Howard Balaban and Saul Hyatt resigned as directors of the Company, and Andrew Heyward, Amy Moynihan Heyward, Lynne Segall, Jeffrey Weiss, Joseph “Gray” Davis, William McDonough and Bernard Cahill were appointed as directors of the Company. On December 9, 2013, these changes to the Board of Directors were made effective.

Accounting Treatment

Although the transaction has been structured as a merger of equals, the merger will be treated as a business combination for accounting purposes. The audited financial statements have been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Genius Brands is the deemed accounting acquirer, and A Squared is the deemed accounting acquiree based on the following factors: the transfer of the Company’s equity as consideration for the merger, the relative size of the pre-merger assets and revenue bases with the Company holding a significantly larger asset and revenue base as compared to A Squared, and the fact that the Company paid a premium over the pre-combination fair value of A Squared.

F-30

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Purchase Price Allocation

The following table summarizes the final purchase accounting for the fair value of the assets acquired and liabilities assumed at the date of the Merger:

Allocated Fair Value
Cash	$283,199
Accounts Receivable	89,398
Prepaid Expenses and Other Assets	145,574
Property and equipment, net	75,385
Identifiable artistic-related intangible assets (a)	1,740,000
Total assets acquired	2,333,556

Accounts Payable	(404,757)
Accrued Expenses	(450,000)
Short Term Debt - Related Party	(516,966)
Disputed Trade Payable	(925,000)
Total liabilities assumed	(2,296,723)

Net assets acquired	36,833

Consideration (b)	10,402,638

Goodwill	$10,365,805

(a)	The value of the identifiable artistic-related intangible assets was determined by an independent Corporate Finance and Business Valuation firm.
(b)	As consideration for the net assets acquired in the Merger, the Company issued an aggregate of 2,972,183 shares of its common stock the Parent Member, valued at $3.50 per share. The acquisition-date fair value of the common stock was based on the common stock sold under the private placement on the date of the Merger.

Pro forma

The table below presents the pro forma revenue and net loss for the year ended December 31, 2014 and 2013, assuming the Merger had occurred on January 1, 2013, pursuant to ASC 805-10-50. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had Merger occurred on this date nor does it purport to predict the results of operations for future periods.

	Year Ended
	12/31/2014	12/31/2013
Revenues	$925,788	$2,752,830
Net Loss (1)	$(3,728,599)	$(5,855,925)

(1)	Net loss during the year ended December 31, 2013 includes merger related costs of $339,180 as well as the elimination of interest expense of $1,693,821 and the loss on derivative valuation of $1,886,943.

F-31

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Note 4: Investment in Stan Lee Comics, LLC

In November 2009, A Squared formed a joint venture, Stan Lee Comics, LLC, with POW, a California corporation, and Archie, a New York corporation, to create, produce, and distribute comic books and other intellectual property based on exclusive properties created by Stan Lee and owned by POW. Each of A Squared, POW, and Archie own one-third of Stan Lee Comics, LLC.

Upon formation, the parties agreed that POW would contribute certain properties to Stan Lee Comics, LLC as consideration for its ownership interest. Similarly, A Squared would contribute certain creative development functions and be entitled to the exercise of all audio-visual development, production and distribution rights in all media, as well as all merchandising rights, in and to the contributed properties as consideration for its ownership interest. Finally, Archie would be entitled to all comic book publication and distribution rights in and to the contributed properties as consideration for its ownership interest. Each party would be entitled to one-third of any net proceeds derived from the contributed properties or their derivative works after recoupment of production cost and fees. Stan Lee Comics, LLC is the owner of the Stan Lee and the Mighty 7 property.

Upon closing of the Merger, the Company assumed the rights to Stan Lee Comics, LLC held by A Squared.

Pursuant to ASC 323-30, as of December 31, 2014, the Company has recorded the Investment in Stan Lee Comics, LLC at $0 as no monetary consideration was paid by A Squared, or assumed by the Company in the Merger, for the ownership interest in Stan Lee Comics, LLC.

Note 5: Inventory

During the second quarter of 2014, the Company began a strategic initiative to restructure its product sales business by phasing out the direct sale of physical products including DVDs and CDs and shifting to a licensing model. On July 14, 2014, the Company employed Stone Newman in the newly created position of President - Worldwide Consumer Products to manage all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming.

As of December 31, 2014 and 2013, the Company had recorded a total reserve of $54,673 and $93,607, respectively. In addition to nominal changes to the reserve made during the normal course of business, during the second quarter of 2014, the Company determined that a portion of its inventory may not be saleable and recorded an additional reserve of $174,963 which was recorded as a loss on inventory. Finally, during the fourth quarter of 2014, the Company donated certain inventory that had already been reserved for at which time the inventory was written off.

Note 6: Property and Equipment, Net

The Company has property and equipment as follows as of December 31, 2014 and 2013:

	12/31/2014	12/31/2013
Furniture and Equipment	$12,385	$12,385
Computer Equipment	36,649	32,493
Leasehold Improvements	99,778	99,778
Software	15,737	15,737
Less Accumulated Depreciation	(132,129)	(81,645)
Property and Equipment, Net	$32,420	$78,748

During the year ended December 31, 2014 and 2013, the Company recorded depreciation expense of $50,484 and $13,730, respectively.

F-32

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Note 7: Film and Television Costs and Capitalized Product Development in Process

As of December 31, 2014, the Company had Film and Television Costs of $303,953 compared to $0 at December 31, 2013. The increase relates to the commencement of development of the second installment of the feature film Stan Lee and the Mighty 7 and the development and production of episodes of Thomas Edison’s Secret Lab.

As of December 31, 2014, the Company had Capitalized Product Development in Process of $7,500 compared to $54,575 as of December 31, 2013. During the second quarter of 2014, the Company ceased development of its e-commerce website and web-based streaming services. As the Company deemed the services unusable, it recognized impairment expense of $70,905 during the second quarter.

Note 8: Goodwill and Intangible Assets, Net

Goodwill

In association with the Merger, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired (See Note 3 - Business Combination for additional information). Pursuant to ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. During the years ended December 31, 2014 and 2013, the Company did not recognize any impairment related to Goodwill.

Intangible Assets, Net

The Company had following intangible assets as of December 31, 2014 and 2013:

	12/31/2014	12/31/2013
Identifiable artistic-related assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	3,257,129	3,257,129
Other Intangible Assets	70,000	–
Less Accumulated Amortization (c)	(3,320,522)	(3,261,254)
Intangible Assets, Net	$1,876,438	$1,865,706

(a)	In association with the Merger, the Company acquired $1,740,000 in identifiable artistic-related assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm during the fourth quarter of 2013. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. During the year ended December 31, 2014 and 2013, the Company did not recognize any impairment expense related to these assets.
(b)	Pursuant to ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. At December 31, 2013, it was determined that certain “Other Intangible Assets” totaling $470,685 in gross asset value, with accumulated amortization of $228,961, were to be retired giving rise to an associated loss on disposition of assets totaling $241,723. During the period ended December 31, 2014, the Company did not recognize any similar impairment.
(c)	During the year ended December 31, 2014 and 2013, the Company recognized $59,269 and $146,924, respectively, in amortization expense related to these intangible assets.

F-33

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Expected future intangible asset amortization as of December 31, 2014 is as follows:

Fiscal Year:
2015	$48,576
2016	38,596
2017	17,180
2018	8,655
2019	8,655
Total	$121,662

Note 9: Deferred Revenue and Advances

As of December 31, 2014 and 2013, the Company had advances of $817,167 and $450,000, respectively.

As a result of the Merger, the Company assumed from A Squared an April 2013 agreement for an advance of $450,000 for the music rights of certain A Squared properties. During the second quarter of 2014, the Company executed an agreement with the same counterparty for another music advance of $250,000 covering the properties held by the Company prior to the Merger. Pursuant to ASC 928-430-25-1, the Company began recognizing revenue under these agreements on May 1, 2014.

During the third quarter of 2014, the Company executed another music advance agreement for $250,000. Pursuant to ASC 928-430-25-1, the Company began recognizing revenue under these agreements on August 1, 2014.

As of December 31, 2014 and 2013, the Company had deferred revenue of $65,410 and $35,264, respectively. Deferred revenue represents amounts collected from licensees and customers for which revenue recognition criteria have not been met.

Note 10: Accrued Liabilities

As of December 31, 2014 and 2013, the Company has the following accrued liabilities:

	12/31/2014	12/31/2013
Accrued Salaries and Wages
Accrued Salaries and Wages	$50,288	$59,958

Disputed Trade Payables
Disputed Trade Payables (a)	925,000	925,000

Services Advance
Services Advance (b)	739,583	–

Accrued Expenses
Other Accrued Expenses	283,582	219,275

Total Accrued Liabilities	$1,998,453	$1,204,233

(a)	As part of the Merger, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability.
(b)	During the first quarter of 2014, the Company entered into an exclusive three year agreement with Sony DADC, the optical disc manufacturing and fulfillment arm of Sony, to provide all CD, DVD and BD replication, packaging and distribution to Genius Brands International’s direct customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disc replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from Sony DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. At the end of the term, the Company is obligated to repay a pro-rata portion of the advance if it has not ordered a minimum number of DVD/CD units during the term.

F-34

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Note 11: Short Term Revolving Credit Facility

On August 15, 2014, the Company entered into a Revolving Line of Credit (the “Line of Credit”) with SunTrust Bank (“SunTrust”) with availability equal to a maximum of Two Million Dollars ($2,000,000) (the “Loan Amount”), evidenced by a note (the “Note”). All outstanding amounts under the Note shall be due and payable on August 12, 2015 and shall accrue interest at a rate equal to the one month LIBOR Rate (as defined in Addendum A to the Note) plus 4.75% per annum, subject to adjustment (the “Interest Rate”). Repayment of the Loan Amount is secured by the assets of the Company pursuant to the terms of a security agreement. The Note is subject to certain “events of default”, including, but not limited to, the failure by the Company to pay any amount due and owing under the Note when it becomes due and the entry of a judgment or the issuance or service of any attachment, levy or garnishment against the Company or the property of the Company or the repossession or seizure of the property of the Company. Upon the occurrence of any proscribed event of default, SunTrust shall have no obligation to fund the Note or make any advancement under the Note and SunTrust, at its option, may declare the entire outstanding principal balance, together with all interest thereon, to be immediately due and payable. Upon the occurrence of an event of default, SunTrust may, at its option, charge interest on the unpaid balance of the Note at the lesser of (i) the Interest Rate plus 4% per annum or (ii) the maximum rate allowed by law.

As of December 31, 2014, the Company had no outstanding balances under the Note. During the year ended December 31, 2014, the Company recognized interest expense of $3,833 based on certain non-usage fees on the unused portion of the Loan Amount, as well as amortization of deferred financing costs of $5,687.

Subsequent to the end of the year, on March 2, 2015, the Company and SunTrust Bank entered into a Line of Credit Termination Agreement in order to terminate the Company’s line of credit with SunTrust evidenced by that certain commercial note dated August 15, 2014 in the principal amount of $2,000,000. On the Termination Date, there were no amounts due or payable to SunTrust.

Note 12: Short Term Debt - Related Parties

As part of the Merger, the Company acquired certain liabilities from A Squared. From time to time, A Squared required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andrew Heyward. As of December 31, 2014, these advances totaled $411,008, compared to $516,659 as of December 31, 2013. During the year ended December 31, 2014, the Company repaid a portion of the advances to its Chief Executive Officer, Andrew Heyward, in the amount of $105,651.

These advances are interest free and have no stated maturity. The Company has applied an imputed interest rate of 6% in accordance with ASC 835-30-45. During years ended December 31, 2014 and 2013, the Company recognized imputed interest expense of $25,842 and $0 as a contribution to additional paid-in capital, respectively.

Note 13: Stockholders’ Equity

Common Stock

As part of the Reincorporation, the total number of authorized shares of common stock was changed to 250,000,000 shares, $0.001 par value per share. The common stock and additional paid in capital accounts were restated as of December 31, 2012, and for the years then ended, to recognize the change from no par common stock to a par value of $0.001 per share. The Company conducted a consent solicitation of its stockholders of record as of September 3, 2013 (the “Record Date”) to approve certain corporate actions. Stockholders, representing at least a majority of outstanding shares of the Company’s voting capital as of the Record Date voted by written consent to approve an amendment to the Company’s Article of Incorporation in order to increase the number of common stock authorized to 700,000,000 from 250,000,000. As of December 31, 2014 and 2013, the total number of authorized shares of common stock was 700,000,000.

F-35

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

As part of the aforementioned consent solicitation, stockholders, representing at least a majority of outstanding shares of the Company’s voting capital as of the Record Date, also voted by written consent to approve a proposal to effect a reverse split of the Company’s common stock in a ratio to be determined by the Board which would not be less than One for Ten (1:10) and not more than One for One-Hundred (1:100), which was to be effective no later than September 30, 2014, at such ratio and at such time in the sole discretion of the Board and in lieu of issuing any fractional shares resulting from the reverse split, to issue the next whole share (the “Reverse Split”).

On April 2, 2014, we filed an amendment to our Articles of Incorporation to affect the Reverse Split on a one-for-one hundred basis. The Reverse Split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-K, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the Reverse Split, unless otherwise indicated. The total number of authorized shares of common stock was not adjusted in conjunction with the Reverse Split.

As of December 31, 2014 and 2013, there were 6,374,450 and 5,918,704 shares of common stock outstanding, respectively. Below are the changes to the Company’s common stock during the twelve months ended December 31, 2014:

•	On January 10, 2014, the Company issued 102,860 shares of the Company’s common stock in a private placement to certain investors at $3.50 per share. The Company received gross proceeds of $360,000 and paid related offering costs of $4,884.
•	On January 10, 2014, the Company issued 8,143 shares of common stock as an extinguishment of a $28,500 accounts payable balance for services rendered in relation to the private placement. The shares were valued at the market price of $4.00 per share giving rise to a loss on the extinguishment of accounts payable of $4,072.
•	On January 29, 2014, the Company issued 18,000 shares of common stock to a third party for prepaid investor relations services at $3.50 per share for a six month period beginning in January 2014.
•	On May 1, 2014, the Company issued 30,000 shares of common stock to a third party for creative design and development services at $3.21 per share.
•	On June 16, 2014, the Company issued 305,562 shares of common stock to investors in the Company’s November 2013 and January 2014 private placement. Pursuant to the Securities Purchase Agreement associated with that offering, for a period of three years after the initial closing of the offering, investors are entitled to additional shares if the Company issues securities pursuant to which shares of common stock may be acquired at a price less than the per share purchase price in that offering or $3.50 per share. The issuance of the Series A Convertible Preferred Stock in May of 2014, as described below, triggered this issuance of these additional shares.
•	On November 3, 2014, the Company cancelled 9,000 shares of common stock issued to a third party for prepaid services.

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of December 31, 2014 and 2013, 6,000 and 0 shares of preferred stock were issued and outstanding, respectively.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock”. On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

F-36

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Each share of the newly designated Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $2.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock possess no voting rights.

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The closing of the transaction was subject to certain customary closing conditions and closed on May 15, 2014.

Note 14: Stock Options

The Company has adopted the provisions of ASC 718 - Compensation which requires companies to measure the cost of employee services received in exchange for equity instruments based on the grant date fair value of those awards and to recognize the compensation expense over the requisite service period during which the awards are expected to vest.

On December 29, 2008, the Company adopted the Pacific Entertainment Corporation 2008 Stock Option Plan (the “Plan”), which provides for the issuance of qualified and non-qualified stock options to officers, directors, employees and other qualified persons. The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. The number of shares of the Company’s common stock initially reserved for issuance under the Plan was 110,000. On September 2, 2011, the shareholders holding a majority of the Company’s outstanding common stock adopted an amendment to the Company’s 2008 Stock Option Plan to increase the number of shares of common stock issuable under the plan to 500,000.

The following schedule summarizes the changes in the Company’s stock option plan during the twelve months ended December 31, 2014:

	Options Outstanding	Exercise	Weighted Average Remaining	Aggregate	Weighted Average Exercise
	Number of	Price	Contractual	Intrinsic	Price
	Shares	per Share	Life	Value	per Share

Balance at December 31, 2013	37,150	$6.00 - 55.00	3.55 years	$–	$32.00
Options Granted	–
Options Exercised	–
Options Expired	36,800
Balance at December 31, 2014	350	$6.00 - 33.60	2.29 years	$–	$15.09

Exercisable December 31, 2013	37,150	$6.00 - 55.00	3.41 years	$–	$32.00
Exercisable December 31, 2014	350	$6.00 - 33.60	2.29 years	$–	$15.09

During the years ended December 31, 2014, the Company did not recognize any stock based compensation expense. During the year ended December 31, 2013, the Company recognized stock based compensation expense of $316,685.

F-37

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Note 15: Warrants

The Company has warrants outstanding to purchase up to 300,000 and 0 shares of our common stock at December 31, 2014 and 2013, respectively.

In connection with the sale of the Company’s newly designated Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which Chardan received a cash fee of $535,000 and a warrant to purchase up to 300,000 shares of the Company’s common stock. These warrants vested immediately, have an exercise price of $2.00 per share, and have a five year term.

The following schedule summarizes the changes in the Company’s outstanding warrants during the twelve months ended December 31, 2014:

	Warrants Outstanding	Exercise	Weighted Average Remaining	Weighted Average Exercise
	Number of	Price	Contractual	Price
	Shares	per Share	Life	per Share

Balance at December 31, 2013	–	$–	–	$–
Warrants Granted	300,000	$2.00	4.37 years	$2.00
Warrants Exercised	–	$–	–	$–
Warrants Expired	–	$–	–	$–
Balance at December 31, 2014	300,000	$2.00	4.37 years	$2.00

Exercisable December 31, 2013	–	$–	–	$–
Exercisable December 31, 2014	300,000	$2.00	4.37 years	$2.00

Note 16: Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-38

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Net deferred tax liabilities consist of the following components as of December 31, 2014 and 2013:

	2014	2013
Deferred tax assets:
NOL Carryover	$4,505,900	$3,252,200
Returns Reserve	17,800	16,800
Inventory Reserve	21,300	36,500
Accrued Related Party Interest	–	–
Accrued Officer Compensation	–	–
Accrued Compensated Absences	19,600	14,800
Charitable Contributions	400	1,300
Deferred tax liabilities:
Depreciation and Amortization	116,500	80,100

Valuation Allowance	(4,681,500)	(3,401,700)
Net deferred tax asset	$–	$–

The income tax provision differs from the amount of income tax determined by applying the U.S. federal tax rate to pretax income from continuing operations for the years ended December 31, 2014 and 2013 due to the following:

	2014	2013

Book Loss	$(1,453,800)	$(2,813,900)
Meals and Entertainment	4,700	5,900
Stock Compensation for Services	–	525,900
Stock issued for debt extinguishment	–	1,762,000
Excess Tax Gain (Loss) on Disposal over Book	–	(12,500)
Accrued Compensated Absences	4,800	(23,300)
Accrued Officer Compensation	–	(158,600)
Returns Reserve	1,000	(3,900)
Inventory Reserve	(15,200)	14,200
Depreciation and Amortization	9,700	10,200
Valuation Allowance	1,448,800	694,000
	$–	$–

At December 31, 2014, the Company had net operating loss carry forwards of approximately $11,554,000 that may be offset against future taxable income from the year 2015 through 2034. No tax benefit has been reported in the December 31, 2013 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes (“Topic 740”), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

F-39

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

At the adoption date of January 1, 2008, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes.  As of December 31, 2014, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California. The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

Note 17: Employment Agreements

On November 15, 2013, as a closing condition to the Merger, the Company entered into five-year employment agreements with Andrew Heyward, to serve as Chief Executive Officer, and Amy Moynihan Heyward, to serve as President of the Company, for which each receives an annual base salary of $200,000 and $180,000, respectively.

Effective May 26, 2014, the Company entered into an employment agreement with Andrew Berman for the newly created position of Senior Vice President - International Sales. The agreement has a one year term with an additional one year term renewal subject to approval of the Company and Mr. Berman. The agreement provides for an annual salary of $175,000.

Effective July 14, 2014, the Company employed Stone Newman in the newly created operating position of President - Worldwide Consumer Products and executed a three-year employment agreement which either party may terminate on the 12 th and 24 th month anniversary upon thirty (30) days’ notice. Mr. Newman will have oversight over all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming as well as certain brands he previously managed prior to his employment by the Company. The agreement provides Mr. Newman with an annual salary of $275,000 plus an additional participation for certain customers.

Note 18: Lease Commitments

The Company has no capital leases subject to the Capital Lease guidelines in the FASB Accounting Standards Codification.

Rental expenses incurred for operating leases during the twelve months ended December 31, 2014 and 2013 were $140,070 and $24,898, respectively.

Warehouse space of approximately 2,000 square feet in Rogers, Minnesota was rented on a month to month basis and was vacated as of October 31, 2013. In November 2012, the Company signed a nine month lease to occupy three offices in San Diego, California, which terminated as of April 30, 2013.

As of December 31, 2014, the Company leased approximately 2,807 square feet of office space at 9401 Wilshire Boulevard, Beverly Hills, California pursuant to a standard office lease dated February 3, 2012. The lease has a term of 3 years, from May 1, 2012 through April 30, 2015. The monthly rent is $10,807 which is to be adjusted upward 3% each year on the anniversary of the lease. The Company does not intend to renew this lease.

The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2015	45,860
$45,860

Subsequent to the end of 2014, the Company entered into an agreement for new office space to which it will relocate its operations upon the expiration of its existing lease. Effective May 1, 2015, the Company will lease approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210 pursuant to a 35-month sub-lease that commences on May 1, 2015. The Company will pay approximately $136,542 annually subject to annual escalations of 3%.

F-40

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Note 19: Commitment and Contingencies

In the normal course of the its business, the Company enters into agreements which call for the payment of royalties or “profit” participations for the use of third party intellectual property. For properties such as Gisele & The Green Team, Martha & Friends and Stan Lee and the Mighty 7, the Company is obligated to share net profits with the underlying rights holders on a certain basis, defined in the respective agreements.

In addition, the Company has also entered into an agreement with XingXing Digital Corporation, an animation company based in China pursuant to which in exchange for the investment of 100% of the costs of the animation, XingXing is entitled to receive a specified percentage of the net proceeds received by the Company from the exploitation of those series on which XingXing has provided animation services. The series covered by this arrangement are Secret Millionaires Club and Gisele & the Green Team.

The Company has also entered into a similar arrangement with another production vendor, BangZoom Entertainment, which calls for a payment of $120,000 from the net profits received by the Company from the exploitation of the series Secret Millionaires Club. The payment represents the deferral of certain costs and fees for audio/video post-production work performed by such vendor in connection with that series.

In July 2014, the Company has partnered with Symbiosis Technologies (“Symbiosis”) in which Symbiosis will provide certain pre-production and production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

In December 2014, the Company has partnered with Telegael Teoranta (“Telegael”) in which Telegael will provide certain production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

Note 20:  Discontinued Operations

On September 20, 2010, the Company entered into a joint venture agreement between the Company and Dr. Shulamit Ritblatt to form Circle of Education, LLC, a California limited liability company, for the purpose of creation and distribution of a curriculum to promote school readiness for children ages 0-5 years (“COE”).  The Company obtained an initial voting and economic interest of seventy-five percent of the outstanding units of the newly formed company in exchange for the contribution of all intellectual property rights the Company had in the Circle of Education program.

In March 2012, the Company and Dr. Ritblatt agreed to terminate the joint venture agreement. COE transferred equal right of ownership in the intellectual property developed as of the date of termination (“IP”) to each of the Company and Dr. Ritblatt, and in exchange for the rights to the IP, Dr. Ritblatt transferred her units of COE to the Company. Each party will have the right to continue development of the IP and products based on the IP with no further obligation to the other party. Subject to certain limitations for specific channels of distribution reserved for each party for a period of twelve months from the execution of the agreements, both parties have non-exclusive and non-restrictive rights to the use, sublicense or sale of the IP and products created based on the IP.

The Company consolidated the results for the twelve month period ended December 31, 2012 and December 31, 2011 with the results of COE. There were no sales or cost of sales in the twelve month period ended December 31, 2012 and December 31, 2011. COE had general and administrative costs of $0 and $21,461 for the twelve month period ended December 31, 2012 and 2011, respectively. Costs in 2011 included legal costs related to the creation of the agreements and registration of the entity in the aggregate of $18,068, sales and marketing costs of $1,181 and product development costs of $2,212 for a total loss of $21,461. As the Company has an economic interest of 100 percent of the total subsidiary as a result of the agreement to terminate COE, the Company recognized 100 percent of the loss, or $5,366, as noncontrolling interest on the financial statements for the twelve months ended December 31, 2011.

On December 31, 2013, given no activity during the years ended December 31, 2013 and 2012, the Company discontinued all activities related to COE. Net Assets of Discontinued Operations on the Consolidated Balance Sheet at December 31, 2012 totaled $101,219, which gave rise to a loss on discontinued operations in 2013 of $101,219.

F-41

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2014

Note 21: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from December 31, 2014 through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events, except as disclosed below:

•	In February 2015, the Company entered into an agreement for new office space to replace its existing space upon the expiration of its existing lease. Effective May 1, 2015, the Company will be leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210 pursuant to a 35-month sub-lease that commences on May 1, 2015. The Company will pay approximately $136,542 annually subject to annual escalations of 3%.
•	On March 2, 2015, the Company and SunTrust Bank entered into a Line of Credit Termination Agreement in order to terminate the Company’s line of credit with SunTrust evidenced by that certain commercial note dated August 15, 2014 in the principal amount of $2,000,000. On the Termination Date, there were no amounts due or payable to SunTrust.
•	On March 16, 2015, Jeffrey Weiss resigned from the Board of the Directors of the Company. Mr. Weiss did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company's operations, policies or practices. Mr. Weiss will act as an unpaid advisor to the Company.
•	On March 18, 2015, Margaret Loesch was appointed to the Board of Directors of the Company.

F-42

Units

Each Unit Consisting of One Share of Common Stock

and One Warrant to Purchase One Share of Common Stock

PROSPECTUS

Chardan Capital Markets, LLC

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following table provides information regarding the various actual and anticipated expenses (other than underwriter’s discounts) payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NASDAQ initial listing fee.

Nature of Expense	Amount
SEC registration fee		$3,695
FINRA filing fee		*
NASDAQ initial listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent’s fees and expenses		*
Printing and related fees		*
Miscellaneous		*
Total	$	*

* To be completed by amendment.

Item 14.    Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

II-1

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

The Company’s Articles of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 15.    Recent Sales of Unregistered Securities.

On June 16, 2014, the Company issued 305,562 shares of common stock to investors in the Company’s November 2013 and January 2014 private placement. Pursuant to the Securities Purchase Agreement associated with that offering, for a period of three years after the initial closing of the offering, investors are entitled to additional shares if the Company issues securities pursuant to which shares of common stock may be acquired at a price less than the per share purchase price in that offering or $3.50 per share. The issuance of the Series A Convertible Preferred Stock in May of 2014 triggered this issuance of these additional shares.

On May 14, 2014, the Company entered into securities purchase agreements with certain accredited investors pursuant to which the Company sold an aggregate of 6,000 shares of its newly designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a price of $1,000 per share for gross proceeds to the Company of $6,000,000.   The closing of the Private Placement was subject to certain customary closing conditions and closed on May 15, 2014.

Each share of Series A Preferred Stock is convertible into shares of the Company’s common stock based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $2.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Chardan Capital Markets, LLC acted as sole placement agent in the private placement in consideration for which Chardan received a cash fee of $535,000 and a warrant to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $2.00 per share.

On January 10, 2014, the Company issued 102,860 shares of the Company’s common stock in a private placement to certain investors at $3.50 per share.

On January 10, 2014, the Company issued 8,143 shares of common stock as an extinguishment of a $28,500 accounts payable balance for services rendered in relation to the private placement.

On January 29, 2014, the Company issued 18,000 shares of common stock to a third party for prepaid investor relations services at $3.50 per share for a six month period beginning in January 2014.

On May 1, 2014, the Company authorized the issuance of 30,000 shares of common stock to a third party for creative design and development services.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. At the closing of the Merger, the membership interests of A Squared issued and outstanding immediately prior to the closing of the Merger were cancelled and the Parent Member received shares of our common stock. Accordingly, an aggregate of 2,972,182 shares of our common stock were issued to the Parent Member. At the closing of the Merger, the Company sold an aggregate of 296,429 shares of shares of its common stock in a private placement to certain investors at a per share price of $3.50 for gross proceeds to the Company of $1,037,500.

In connection with the Merger, the Company entered into a marketing consultation agreement with Girlilla Marketing LLC (“Girlilla” and the agreement the “Girlilla Consulting Agreement”) pursuant to which Girlilla agreed to provide certain strategic digital marketing services in consideration for 10,000 shares of common stock (the “Girlilla Shares”), which vested as follows: 2,000 shares upon execution of the Girlilla Consulting Agreement, 2,000 shares on January 15, 2014, 2,000 shares on March 15, 2014, 2,000 shares on June 15, 2014 and 2,000 shares on September 14, 2014.

II-2

Additionally, the Company entered into an engagement letter with ROAR LLC (“ROAR” and the engagement letter, the “ROAR Engagement Letter”) pursuant to which ROAR agreed to provide the Company with certain services, including the development of a business development strategy, for a period of 18 months. In consideration for its services, the Company agreed to issue ROAR 67,492 shares of common stock (the “ROAR Shares”) which vested as follows: 20,000 shares upon execution of the ROAR Engagement Letter, 20,000 shares on January 15, 2014, 13,746 shares on September 15, 2014 and 13,746 shares on March 15, 2015.

On November 15, 2013, the Company issued an aggregate of 448,613 shares of common stock to holders of its 12% convertible promissory notes, in the aggregate principal amount of $530,000, plus accrued but unpaid interest of $13,718.51 (the “Bridge Notes”) in connection with the automatic conversion of the Bridge Notes upon consummation of the Merger, which qualified as an “Acquisition Transaction” under the terms of the Bridge Notes.

In connection with the Merger, the Company entered into Salary Conversion Agreements with each of Klaus Moeller, Jeanene Morgan, Larry Balaban, Howard Balaban and Michael Meader pursuant to which such individuals agreed to convert an aggregate of approximately $612,442.62 in accrued but unpaid salaries into an aggregate of 124,145 shares of common stock.

On November 15, 2013, the Company issued an aggregate of 929,434 shares of common stock to holders of its 16% senior secured convertible debentures, in the aggregate principal amount of $1,088,333.32, plus accrued but unpaid interest in the aggregate amount of $38,140.54, in connection with the automatic conversion of the debentures upon consummation of the Merger, which qualified as an “Acquisition Transaction” under the terms of the debentures, as amended.

On August 30, 2013, 50,000 warrants to purchase the Company’s common stock held by Hillair were exchanged for 50,000 shares of the Company’s common stock with no receipt of cash and the warrants were cancelled.

On September 6, 2013, $75,000 of an outstanding debenture was converted into 61,881 shares of common stock.

On September 13, 2013, 28,000 shares of common stock were issued in exchange for services valued $112,000 to New Castle LLC, or $4.00 per share.

On September 19, 2013, pursuant to an agreement to cancel a consulting agreement, 4,000 shares of common stock were issued to ROAR, LLC. The shares were valued at $4.00 per share, or $16,000.

On October 18, 2013, the Company exchanged 3,810 warrants to purchase common stock issued to various parties associated with National Securities as part of the Hillair debenture issuance for shares of restricted common stock of the Company on a one for one basis with no exchange of cash.

On October 25, 2013, the board of directors granted five officers and employees 10,000 shares each and one director 5,000 shares of restricted common stock as a bonus for service to the Company.

On October 30, 2013, the Company issued 10,020 shares of restricted common stock in exchange for services valued at $50,100, or $5.00 per share.

On November 8, 2013, 43,206 shares of restricted common stock were issued in full payment of a note payable, originally issued on March 31, 2011, with a principal amount of $159,752.54 and accrued but unpaid interest in the amount of $56,277.79.

On November 8, 2013, the Company issued 10,000 shares restricted common stock to a director as a bonus for service to the Company.

On August 30, 2013, the Company sold $530,000 of its 12% convertible promissory notes (the “Bridge Notes”) to certain accredited investors. The sale of the $530,000 of Bridge Notes includes the conversion of accrued but unpaid loans and compensation owed to members of management in the aggregate amount of $221,000, which such conversion was conditioned up such members of management investing an aggregate of $221,000 in a future financing. The Bridge Notes were convertible into shares of the Company’s common stock at an initial conversion price of $1.21 per share, subject to adjustment in the case of stock splits, dividends and lower priced issuances (subject to certain customary exceptions).

On August 30, 2013, the Company entered into an exchange agreement with the holder (the “Warrant Holder”) of its Common Stock Purchase Warrant to purchase up to 50,000 shares of common stock (the “Warrant Exchange”). In exchange for the return and cancellation of the Common Stock Purchase Warrant in full, the Company issued the Warrant Holder 50,000 shares of the Company’s common stock.

On May 1, 2013, the Company issued 2,782 shares of common stock in exchange for services valued at $58,418 to Pacific Media Digital Services, LLC, or $21.00 per share.

On May 1, 2013, the Company issued 625 shares of common stock to Direct Action Group, LLC in exchange for services valued at $13,125, or $2.10 per share.

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On May 15, 2013, Stock Option Grant Notices were issued to each of five officers to purchase up to 7,500 shares of common stock, vesting on the grant date, at an exercise price of $20.00 per share. The options have expiration dates five years from the grant date.

On May 15, 2013, options to purchase up to 2,500 shares of common stock were issued to an employee, vesting on the date of grant, at an exercise price of $20.00 per share. The options have an expiration date five years from the date of the grant notice.

On May 26, 2013, the Company issued 4,000 shares of common stock to ROAR, LLC in exchange for services valued at $84,000, or $21.00 per share.

On February 1, 2013, the Company issued 4,706 shares of common stock in exchange for interest payable on the debenture due on that date in the amount of $40,000, or $8.50 per share.

On December 31, 2012 the Company issued Stock Option Grant notices to nineteen employees and service providers under the 2008 Stock Option Plan, as amended.  Options to purchase 76,000 shares of common stock at an average exercise price of $15.00 per share were granted with a 5 year life, fully vesting on December 31, 2012.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

(b) Financial statement schedule.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)          That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)          The undersigned Registrant hereby undertakes that it will:

(1)          for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)          for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beverly Hills, State of California, on August 21, 2015.

Genius Brands International, Inc.

By:	/s/ Andrew Heyward
Andrew Heyward
Its:	CEO and Chairman

Each person whose signature appears below constitutes and appoints Andrew Heyward his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Andrew Heyward	August 21, 2015
Andrew Heyward
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael D. Handelman	August 21, 2015
Michael D. Handelman Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Amy Moynihan Haward	August 21, 2015
Amy Moynihan Haward
President and Director

/s/ Bernard Cahill	August 21, 2015
Bernard Cahill
Director

/s/ Joseph “Gray” Davis	August 21, 2015
Joseph “Gray” Davis
Director

/s/ P. Clark Hallren	August 21, 2015
P. Clark Hallren
Director

Anthony Thomopoulos
Director

/s/ Margret Loesch	August 21, 2015
Margret Loesch
Director

Lynne Segall
Director

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement *
3.1	Articles of Incorporation (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
3.2	Bylaws (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
3.3	Articles of Incorporation of Genius Brands International, Inc., a Nevada corporation (Incorporated by reference to the Company’s Schedule 14C Information Statement, filed with the SEC on September 21, 2011)
3.4	Certificate of Correction to the Articles of Incorporation of Genius Brands International, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2011)
3.5	Articles of Merger, filed with the Secretary of State of the State of Nevada (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2011)
3.6	Articles of Merger, filed with the Secretary of State of the State of California (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2011)
3.7	Amendment to Bylaws dated November 15, 2013 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
3.8	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 17, 2013)
3.9	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 7, 2014)
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 19, 2014)
4.1	Form of Stock Certificate (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.2	2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.3	First Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.4	Second Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.5	Form of Stock Option Grant Notice (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.6	Form of Warrant (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.7	Form of Placement Agent Warrant (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 19, 2014)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP *
10.1	Employment Agreement between Genius Brands International, Inc. and Klaus Moeller dated October 29, 2013 (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on October 31, 2013)
10.2	Agreement and Plan of Reorganization between Genius Brands International, Inc., A Squared Entertainment LLC, A Squared Holdings LLC and A2E Acquisition LLC dated November 15, 2013 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
10.3	Employment Agreement between Genius Brands International, Inc. and Klaus Moeller dated on October 29, 2013 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 31, 2013)
10.4	Registration Rights Agreement dated November 15, 2013 between Genius Brands International, Inc. and A Squared Holdings LLC (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
10.5	Form of Subscription Agreement (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
10.6	Form of Registration Rights Agreement between Genius Brands International, Inc. and the Investors signatory thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)

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10.7	Employment Agreement dated November 15, 2013 between Genius Brands International, Inc. and Andrew Heyward (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
10.8	Employment Agreement dated November 15, 2013 between Genius Brands International, Inc. and Amy Moynihan Heyward (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
10.9	Termination Agreement dated November 15, 2013 between Genius Brands International, Inc. and Klaus Moeller (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
10.10	Engagement Letter dated November 15, 2013 between Genius Brands International, Inc. and ROAR LLC (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
10.11	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 19, 2014)
10.12	Form of Registration Rights Agreement (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 19, 2014)
10.13	Memorandum Regarding Services of Michael Handelman, dated June 6, 2015, between Genius Brands International, Inc. and Michael Handelman (Incorporated by reference to the Company’s Form 8-K filed with the SEC on June 26, 2015)
10.14	Form of Warrant Agent Agreement *
10.14	Form of Warrant Agreement *
21.1	List of Subsidiaries (Incorporated by reference to the Company’s Form 10-K filed with the SEC on March 31, 2015)
23.1	Consent of HJ Associates & Consultants, LLP **
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1) *
101.INS	XBRL Instance Document *
101.SCH	XBRL Schema Document *
101.CAL	XBRL Calculation Linkbase Document *
101.DEF	XBRL Definition Linkbase Document *
101.LAB	XBRL Label Linkbase Document *
101.PRE	XBRL Presentation Linkbase Document *

* To be filed by amendment.

** Filed herewith.

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